                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): March 5, 1998
                                                  ------------------------------
                              IAT MULTIMEDIA, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

           Delaware                             0-22486                                  13-3920210
----------------------------     ------------------------------------        --------------------------------
(State or Other Jurisdiction              (Commission File No.)              (IRS Employer Identification No.)
      of Incorporation)

Geschaftshaus Wasserschloss, Aarestrasse 17, CH-5300 Vogelsang-Turgi, Switzerland
---------------------------------------------------------------------------------
(Address of principal executive offices)                               (Zip Code)

Registrant's telephone number, including area code: (011)(41)(56) 223-5022
                                                    ----------------------------


                                       N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)
                                        1

Item 2. Acquisition or Disposition of Assets.

         IAT Multimedia, Inc. (the "Company") has completed the restructuring of its German subsidiary and has entered into agreements to restructure its Swiss subsidiary. These transactions were effected through the (i) Participation Agreement dated as of March 5, 1998 by and among IAT Communication Systems GmbH (Germany) ("Communication Systems"), IAT AG (Switzerland), Dr. Viktor Vogt, and Hanseatische Industrie-Beteiligungen GmbH (Germany) ("HIBEG"), (ii) Spinoff Agreement dated March 5, 1998 by and among IAT Deutschland GmbH Interaktive Mediensysteme (Germany) ("IAT GmbH") and Communication Systems, (iii) Agreement concerning the Assignment and Transfer of Corporate Shares dated as of March 5, 1998 by and among HIBEG, IAT GmbH, and IAT AG, (iv) Loan Transfer Agreement dated as of March 5, 1998 by and among HIBEG, IAT GmbH, and Communication Systems, (v) Option Agreement dated as of March 5, 1998 by and among Dr. Viktor Vogt and HIBEG, (vi) Spinoff Agreement dated as of March 11, 1998 by and among the Company, Dr. Viktor Vogt, and IAT Communication AG, (vii) Transfer Agreement dated as of March 11, 1998 by and among the Company, Dr. Viktor Vogt, and IAT Communication AG, (viii) Agreement on the Acquisition of Assets dated as of March 18, 1998 between IAT AG and IAT Communication AG, (ix) the Restructuring Agreement dated as of March 5, 1998 by and among IAT GmbH, IAT AG, Dr. Vogt and HIBEG and (x) the Articles of Association of Communication Systems. The following summary of the terms of such agreements is qualified in its entirety by reference to such agreements, copies of each of which are attached hereto.

         German Restructuring. On March 5th and 6th, the Company spun off substantially all of the assets and the liabilities (other than intercompany amounts) of its majority-owned subsidiary, IAT GmbH, which has provided the Company's research and development and has functioned as the Company's sales and marketing arm for multimedia products in Germany, into a newly formed company, Communication Systems. The transfer will be given economic effect from January 1, 1998.

         Communication Systems will initially be owned jointly by HIBEG, a development agency of the Federal State of Bremen, Germany (2%), Dr. Viktor Vogt (78%), the Company's wholly-owned subsidiary, IAT AG (15%), and Mr. Arno Lubben (in trust for the employees of Communication Systems to be selected later by Dr.
Vogt) (5%). IAT AG, Dr. Vogt and HIBEG will each have a veto over all shareholder resolutions of Communication Systems.

         In connection with the restructuring, HIBEG will transfer all of its approximately 25% interest in IAT GmbH to IAT AG for a purchase price of DM175,700, and thereafter IAT GmbH will become an wholly-owned subsidiary of IAT AG. In addition, IAT AG has agreed that it will contribute its 80% ownership of FSE Computer Handel GmbH (Germany) ("FSE") to IAT GmbH, that IAT GmbH will continue to operate in Breman and an that IAT AG will not to transfer IAT GmbH's corporate seat without the consent of HIBEG.

         In connection with the German restructuring, the Company will contribute approximately $650,000 to IAT GmbH which will be transferred, along with other assets of IAT GmbH, to Communication Systems. The Company's contribution of approximately $650,000, together with the other assets transferred to Communication Systems, will equal the liabilities of IAT GmbH assumed by Communication Systems. Dr. Vogt has agreed to contribute approximately $600,000 to Communication Systems. These funds, along with funds that Communication Systems hopes to raise from other sources, will be used to continue research & development, sales and marketing of multimedia and compression/decompression products. Communication Systems will assume substantially all of the liabilities of IAT GmbH (other than intercompany amounts). IAT GmbH has represented and warranted that the liabilities assumed by Communication Systems will not be more than the assets transferred to Communication Systems and IAT GmbH has agreed to pay Communication Systems an amount equal to the nominal value of such shortfall. The Company has no further obligation to make future contributions to Communication Systems.

         The core business of Communication Systems involves systems, system kits, and software system solutions for visual communications, with a focus on tele-medicine and industrial solutions (tele-service). Communication Systems intends to cooperate with IAT AG with regard to the Swiss, French, and other markets. IAT AG undertakes to make components and know-how available to Communications Systems at market rates and reasonable conditions, as they are offered to third parties. Swiss Newco (as defined below) will assume these obligations in the Swiss restructuring.

         In connection with the German restructuring, Dr. Vogt has granted HIBEG an option to acquire approximately 23% of the outstanding shares in Communication Systems at their nominal (par) value. HIBEG may exercise its option at any time until May 31, 1998.

         Communication Systems has also assumed all rights and obligations under a credit agreement dated December 19, 1995 between HIBEG, as creditor, and IAT GmbH, as debtor, relating to a loan in the aggregate principal amount of DM750,000.

         IAT GmbH has agreed not to compete for a period of five years with the present core business of Communication Systems (systems, system kits and software system solutions for visual communications) within Germany.

         Swiss Restructuring. The Company has reached agreements with Dr. Vogt to transfer certain of the assets and liabilities of IAT AG, other than, among others, the Company's intellectual property and the ownership interests in IAT GmbH, to a newly formed Swiss corporation IAT Communication AG ("Swiss Newco") which is expected to be owned jointly by Dr. Vogt (70%), other key managers of Swiss Newco (15%) and IAT AG (15%). The Company expects to close this transaction on or about Tuesday, March 24, 1998 (the "Closing Date").

         Swiss Newco will give IAT AG its three year note (the "Purchase Price Note"), denominated in U.S. Dollars, with an aggregate principal amount equal to the book value of the transferred assets less the book value of the assumed liabilities as of the January 1, 1998 plus the pro-rata portion of any prepaid expenses and any portion of the Assumed Liabilities paid by IAT AG prior to the Closing Date. The Purchase Price Note will have an aggregate principal amount of approximately $325,000 (less certain expenses of IAT AG to be paid by Swiss Newco). The Purchase Price Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1998. The Purchase Price Note will be due and payable on the third anniversary of the Closing Date. The Purchase Price Note may be pre-paid at any time without penalty.

         The Company will lend Swiss Newco $250,000 (the "IAT Loan") which will be evidenced by Swiss Newco's note (the "IAT Note"). The IAT Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1998. The IAT Note will be due and payable on the earlier of (i) the third anniversary of the Closing Date and (ii) the date on which Swiss Newco closes one or more funding transactions resulting in issuance of Swiss Newco's (A) debt with an aggregate principal amount of SF1,000,000 or more, (B) capital stock for consideration of SF1,000,000 or more, or (C) any combination of (A) or (B) amounting to SF1,000,000 or more. The IAT Note may be pre-paid at any time without penalty. The Company has no further obligation to make future contributions to Swiss Newco.

         Dr. Vogt will lend Swiss Newco $250,000 (the "Vogt Loan") which will be evidenced by Swiss Newco's note (the "Vogt Note"). The Vogt Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1998. The Vogt Note will be due and payable on the third anniversary of the Closing Date. The Vogt Note may be pre-paid at any time without penalty; provided, however, that the Vogt Note may not be paid prior to the time that the IAT Note and the Purchase Price Note are paid in full. The Vogt Note shall be subordinated in all respects to the IAT Note and the Purchase Price Note.

         The Company will maintain its ownership of all intellectual property developed for its multimedia and compression/decompression hardware and software products and expects, through its subsidiary IAT AG, to derive future revenue through licensing fees and royalty generation associated with its technology. In connection with such Swiss restructuring, the Company has granted Swiss Newco a non-exclusive five-year license to use IAT AG's intellectual property for multimedia and compression/decompression applications. Swiss Newco has the right to grant sublicenses to Communication Systems and other affiliates. In most cases, the royalty varies between 10% and 20% of the sales price of the software sold. Swiss Newco has a five-year option to purchase a 50% co-ownership of IAT AG's intellectual property for $1 million. Upon the exercise of such option, the royalty paid by Swiss Newco to IAT AG will be cut in half and IAT AG would pay Swiss Newco half of the royalties received by IAT AG from third-parties. In addition, after exercise of the option, Swiss Newco can grant sub-licenses to third-parties or transfer the license or co-ownership interest, in each case subject to the consent of IAT AG.

         Subsidiaries. After the restructurings, the Company will own 80% of FSE Computer Handel GmbH (Germany) ("FSE"), 100% of IAT AG and IAT GmbH and 15% of each of Communication Systems and Swiss Newco. The Company will transfer its 80% ownership ofFSE to IAT GmbH and Swiss Newco.

         Dr. Vogt. In connection with the restructuring of IAT AG and IAT GmbH, Dr. Vogt has resigned from his positions as Co-Chairman and CEO of the Company and from management positions in the Company's subsidiaries. Dr. Vogt continues to provide services to the Company as a director and a consultant. In addition, Dr. Vogt and the Company have agreed to a three-year consulting contract whereby Dr. Vogt will provide the Company with his services in respect of (i) evaluation and analysis of technology issues, (ii) identification, evaluation and integration of acquisitions for the Company and (iii) such other matters as the Board of Directors of the Company may request and Dr. Vogt may agree to. In connection with such consulting agreement, Dr. Vogt will be entitled to receive the sum of $2,000 per month for his normal duties. The Company and Dr. Vogt will negotiate fees for services above Dr. Vogt's normal duties. In addition, the Company will reimburse Dr. Vogt for his reasonable expenses in connection with his work for the Company. The Company expects that Dr. Vogt will also enter into a consulting agreement with FSE to help integrate IAT and FSE and expects that FSE will pay Dr. Vogt $2000 per month, plus reimbursement of reasonable expenses, for such services.

         Registration Statement. In light of the restructuring of the Company's Germany operations and expected restructuring of its Swiss operations, the Company has requested the Securities and Exchange Commission's consent to withdraw its registration statement relating to the Company's convertible notes. The Company is evaluating its financing needs and options in light of these restructurings.

         The statements in this current report contain forward-looking statements which are subjected to risks and uncertainties. Such statements, including those regarding, among other things, the Company's strategy, the ability of the Company, Swiss Newco or Communication Systems to raise necessary financing, are dependent on a number of factors, including market conditions and availability of financing, only some of which are within the Company's control.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information.

         Pro Forma financial statements, which give effect to the dispositions by the Company as described in Item 2 will be filed within 60 days of the filing of this Current Report on Form 8-K.

(c)      Exhibits

10.1 Participation Agreement dated as of March 5, 1998 by and among Communication Systems IAT AG, Dr. Viktor Vogt, and HIBEG.

10.2 Spinoff Agreement dated March 5, 1998 by and among IAT GmbH and Communication Systems

10.3 Agreement concerning the Assignment and Transfer of Corporate Shares dated as of March 5, 1998 by and among HIBEG, IAT GmbH, and IAT AG.

10.4 Loan Transfer Agreement dated as of March 5, 1998 by and among HIBEG, IAT GmbH, and Communication Systems.

10.5 Option Agreement dated as of March 5, 1998 by and among Dr. Viktor Vogt and HIBEG.

10.6 Spinoff Agreement dated as of March 11, 1998 by and among the Company, Dr. Viktor Vogt, and Swiss Newco.

10.7 Transfer Agreement dated as of March 11, 1998 by and among the Company, Dr. Viktor Vogt, and Swiss Newco.

10.8 Agreement on the Acquisition of Assets dated as of March 18, 1998 between IAT AG and Swiss Newco.

10.9 Restructuring Agreement dated as of March 5, 1998 by and among IAT GmbH, IAT AG, Dr. Vogt and HIBEG.

10.10    Articles of Association of Communication Systems.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                              IAT MULTIMEDIA, INC.


                              By:  /s/ Klaus Grissemann
                                   _____________________________________________
                                   Name:    Klaus Grissemann
                                   Title:   Chief Financial Officer and Director


Date:    March 20, 1998

                                                 Appendix 2 1.3
                                                 --------------
                                                 To the document prepared
                                                 by Rolf Werther, Notary Public,
                                                 Bremen, dated 5 March 1998




                             PARTICIPATION AGREEMENT

                                 by and between

1. IAT Communication Systems GmbH, Bremen, Federal Republic of Germany,

                      hereinafter referred to as "IAT-new,"

                                       and

2. IAT AG, Turgi, Switzerland,

                  hereinafter referred to as "IAT Switzerland,"

                                       and

3. Dr. Viktor Vogt, Rieden, Switzerland,

                     hereinafter referred to as "Dr. Vogt,"

                                                                on the one hand,

                                       and

4. Hanseatische Industrie-Beteiligungen GmbH, Bremen, Federal Republic of
   Germany,

                       hereinafter referred to as "HIBEG,"

                                                              on the other hand.

1. IAT-new was established in Bremen in 1998 by way of an acquisition of a stock GmbH with subsequent modification of the by-laws. It is the business purpose of IAT-new to develop, produce, and distribute interactive narrow band and wide band communication systems.

2. IAT-new is located in the "Fahrenheithaus" in Bremen. Dr. Vogt and IAT Switzerland are the shareholders of IAT-new.

3. HIBEG intends to participate in IAT-new as a shareholder. In order to stipulate the parties' mutual rights and duties with regard to the envisioned participation of HIBEG in IAT-new, IAT-new, IAT Switzerland, and HIBEG conclude the following

                            Participation Agreement:
                            ------------------------

                                    Section 1

                                 Participations

1. At the time this participation agreement is executed, the capital stock of IAT-new is DM 50,000.00. IAT Switzerland holds a participation with a nominal value of DM 15,000.00 and Dr. Vogt holds a participation with a nominal value of DM 35,000.00.

2. Following an increase of the capital stock of IAT-new from DM 50,000.00 by DM 50,000.00 to DM 100,000.00, the participation ratios shall be structured as follows:

    a) Dr. Vogt                             DM 78,000.00           78%

    b) IAT Switzerland                      DM 15,000.00           15%

    c) HIBEG                                DM  2,000.00            2%

    d) Mr. Arno Lubben                      DM  5,000.00            5%
       (in trust for the representatives
       of IAT-new to be appointed by
       Dr. Vogt)

3. IAT Switzerland and Dr. Vogt undertake to ensure that HIBEG shall be permitted to acquire an initial contribution at a nominal value of DM 2,000.00 once the capital stock has been increased, without being required to pay a premium thereon.

4. The new initial contribution of HIBEG shall share in the profits of IAT-new beginning on 01/01/98.

5. HIBEG shall acquire the new initial contribution, whose acquisition is permitted pursuant to Section 1 item 3 of this participation agreement, on the basis of a notarized document.

6. HIBEG shall pay its new initial contribution to IAT-new immediately upon execution of the declaration of acquisition.

7. The aforementioned capital increase of DM 50,000.00 shall be registered with the Handelsregister [Commercial Registry] immediately following the acquisition.

8. IAT-new undertakes to maintain the substance of the payments for the initial contribution until the capital increase has been registered with the Commercial Registry.

9. Once the capital increase has been effected, the capital stock of IAT-new of DM 100,000.00 shall be allocated as set forth above in item 2.


                                    Section 2

                            Covenants and Warranties

As far as the entrepreneurial and business considerations are concerned, which led HIBEG to decide to participate in IAT-new, HIBEG is dependent on the actual statements of IAT-new or the actual statements of Dr. Vogt and IAT Switzerland. Dr. Vogt, IAT-new, and IAT Switzerland are aware of the fact that the information set forth in this participation agreement forms the basis for the participation of HIBEG in IAT-new. Dr. Vogt, IAT-new, and IAT Switzerland hereby warrant that the following facts are correct and that the following characteristics and circumstances exist:

1.  Establishment and Development of IAT-new:

    IAT-new was established in Bremen as a stock GmbH on 06.02.1998 and was acquired by Dr. Vogt and IAT Switzerland on 05.03.1998. IAT-new is a legally effective limited liability company pursuant to the provisions of the German laws regarding limited liability companies and is headquartered in Bremen.


2.  Purpose of IAT-new Pursuant to the Articles of Incorporation in Effect:

    It is the purpose of the company to develop, produce, and distribute interactive narrow band and wide band communication systems. The company may engage in all businesses related to this activity, both at home and abroad. The company may acquire other companies of the same or a similar nature; it may participate in such companies and may assume their representation. The company may also establish branch offices and offices at home and abroad.

    In the past, IAT Switzerland shifted important core activities - such as marketing, distribution, and portions of the development work - from IAT Switzerland to IAT Germany in the Federal Republic of Germany. Subsequently, IAT Switzerland merged the entire business operations of IAT Germany GmbH (hereinafter referred to as "IAT-old"), including all its assets and liabilities and the aforesaid core activities, into IAT-new. The core activities that were shifted to IAT-new, as well as the business operations of IAT-old that were merged into IAT-new, may be shifted from IAT-new to another entity only with the consent of HIBEG.


3.  Commercial Registry:

    IAT-new is registered with the Commercial Registry of the Amtsgericht [District Court] Bremen, department B No. 17886.


4.  Managing Director:

    At the time this participation agreement is concluded Dr. Vogt shall serve as the managing director of IAT-new with the right to represent the company alone, until another experienced entrepreneur/manager has been adequately prepared to assume this position.

5.  Capital Stock:

    The capital stock of IAT-new is DM 100,000.00. It has been paid in full; no repayments have been made.


6.  Shareholders:

    Dr. Vogt and IAT Switzerland hold their shares in IAT-new as sole owners in their own names and on their own account. The shares held by IAT Switzerland, in particular, have not been pledged and are not subject to any liens; they are also not encumbered by any sub-participations or otherwise. With the exception of the obligations resulting from the articles of incorporation of IAT-new, there are no obligations with regard to the shares, especially no rights of first refusal, options, or other third party rights.


7.  No Insolvency/Excess of Liabilities Over Assets:

    IAT-new is neither insolvent nor do its liabilities exceed its assets. At no time has an application for bankruptcy or settlement proceedings regarding the assets of IAT-new been filed, nor has a resolution been adopted to liquidate the company.


8.  Annual Financial Statement:

    Not applicable.


9.  Products and Rights to Products:

    Rights to software purchase/development for the system business.


10. Agreements:

    Not applicable.

11. Official Directives:

    IAT-new has satisfied all statutory requirements, as well as all directives and duties imposed by the competent authorities, relative to the company and its operations, in particular, all requirements of the Gewerbeaufsichtsamt [Trade Supervisory Office] and the Berufsgenossenschaft [Employers' Liability Insurance Association].


12. Official and Public Permits:

    IAT-new has been granted all official and public permits required for the conduct of its business operations; these permits are not subject to any temporal restrictions.


13. Lawsuits, Administrative Proceedings, Defaults:

    Not applicable.


14. Loans Owed and Collateral:

    Not applicable.


15. Insurance:

    Not applicable.


16. Employees of IAT-new:

    Not applicable.

17. Office Address of IAT-new:

    IAT-new is headquartered in the "Fahrenheithaus" at Fahrenheitstrasse 9, 28359 Bremen, [Federal Republic of Germany].


18. Conduct Relative to IAT Group Companies:

    Both IAT Switzerland and Dr. Vogt undertake, in their capacity as joint and several debtors, to ensure at all times that IAT-new, on the one hand, and IAT-old and/or the Swiss Company to which the business of IAT Switzerland was transferred ("IAT Switzerland-new"), on the other hand, are always clearly separated. They undertake, furthermore, to ensure that any exchange of goods and/or services between IAT-new and its employees and/or executives, on the one hand, and IAT Switzerland and IAT-old, on the other hand, shall be carried out subject to conditions as they are stipulated with external third parties, unless stipulated otherwise.


19. Miscellaneous Facts:

    IAT-new and IAT Switzerland are not aware of any other facts that might be relevant to the present participation agreement but that were not disclosed here.


                                    Section 3

                                    Liability

Dr. Vogt, IAT-new, and IAT Switzerland shall be jointly and severally liable for the covenants and warranties set forth in Section 2 of this agreement.


                                    Section 4

                            Articles of Incorporation

Not applicable.

                                    Section 5

                              Employment Contracts

IAT-new shall conclude employment contracts with its executives that are identical, in substantive terms, to the contracts previously concluded with IAT-old.


                                    Section 6

                            Management of the Company

1. IAT Switzerland and Dr. Vogt undertake not to resolve or effect dividend payments prior to the effectiveness of the capital increase and the modification of the by-laws and to adopt shareholder resolutions only to the extent necessary for the due management of the company.


2. It is intended for Communication Systems to develop into a company that is independent of IAT AG within 12 months, capable of offering its products worldwide without any limitations. The core business of Communication Systems involves systems, system kits, and software system solutions, with a focus on tele-medicine and industrial solutions (tele-service). Both the OEM business and the business with currently available products are considered ancillary businesses. Communication Systems intends to cooperate with IAT
    AG with regard to the Swiss, French, and other markets. IAT AG undertakes to make components and know-how available to IAT-new at market rates and reasonable conditions, as they are offered to external third parties.


                                    Section 7

                                   Facilities

Not applicable.

                                    Section 8

                            Miscellaneous Provisions


1. This participation agreement shall be subject to the (material) laws of the Federal Republic of Germany.

2. The ineffectiveness of individual provisions of this participation agreement shall not affect the effectiveness of its other provisions. Ineffective provisions shall be replaced, subject to mutual agreement, by provisions that approximate the intended economic effect as closely as possible. The same shall apply analogously to contractual lacunae, if any.

3. Modifications of and amendments to this participation agreement shall be made in writing, unless more stringent forms are required by law. The writing requirement may be invalidated only on the basis of a written accord of all parties to this agreement.

4. Bremen (i.e. the courts of the City of Bremen) shall be the exclusive place of jurisdiction for all disputes arising from the participation set forth in this agreement.


Bremen, on this 5th day of March 1998

IAT Communication Systems GmbH
Signed: Vogt

____________________________
(Dr. Viktor Vogt)


IAT AG
Signed: Vogt

____________________________
(Dr. Viktor Vogt)

____________________________
(Dr. Viktor Vogt)


Hanseatische Industrie-Beteiligungen GmbH
Signed: M. Pleis

____________________________
(Manfred Pleis)

Enclosures                                        Signed: Werther, Notary Public
----------

                                                Appendix 6.1
                                                To the document prepared
                                                by Rolf Werther, Notary Public,
                                                Bremen, dated 5 March 1998



                        Corporation Acquisition Agreement
                              (Spin-Off-Agreement)


                                 by and between


1. IAT Deutschland GmbH Interaktive Mediensysteme, Fahrenheitstrasse 9, 28359 Bremen, Federal Republic of Germany,

                                      (hereinafter referred to as "IAT-Germany")


and


2. IAT Communication Systems GmbH, Fahrenheitstrasse 9, 28359 Bremen, Federal Republic of Germany,

                              (hereinafter referred to as "IAT-Communications").


Preamble:

1. IAT-Germany is a corporation engaged in the development, production, and distribution of interactive narrow-band and wide-band communication systems. In the future, IAT-Germany plans to become active as a holding company, among other things, i.e. to extend its scope of activities to the acquisition, administration, and sale of shares in companies.

2. Until now IAT-Communications was a so-called Vorrats-GmbH [limited liability stock company]. Following the modification of its by-laws, the business purpose of IAT-Communications extends to the development, production, and distribution of interactive narrow-band and wide-band communication systems.

3. IAT-Germany and IAT-Communications intend to transfer to IAT-Communications, in connection with a restructuring of the IAT Group, IAT-Germany's division for the development, production, and distribution of interactive narrow-band and wide-band communication systems (hereinafter referred to as the "Division") by way of an assignment of all assets, liabilities, and contractual relationships attendant thereto.

NOW, THEREFORE, the parties to this agreement stipulate the following:

                                    Section 1
                               Object of Purchase


1. IAT-Germany herewith sells to IAT-Communications, effective 01/01/98 at 00:00 hours (hereinafter referred to as the "effective date"), any and all fixed assets which form an integral part of the Division in the sense of Section 266 para 2 A HGB [Handelsgesetzbuch - commercial code] as well as the revolving assets in the sense of Section 266 para 2 B, including all inventories belonging to the division in the sense of Section 266 para 2 B I HGB, all accounts receivable and other assets belonging to the Division in the sense of Section 266 para 2 B II HGB as of the effective date, as well as those accounts receivable that form the basis for accrued and deferred items in the sense of Section 266 para 2 C HGB as well as cash on hand and cash in banks as of 1/1/98.


2. The assets sold pursuant to the preceding paragraph comprise, in particular, the assets set forth in the asset lists of IAT-Germany, which are appended to this agreement as Appendix 1.2.1 (Fixed Assets) and Appendix 1.2.2 (Revolving Assets). The aforementioned asset list was prepared as of 12/31/97. Any assets set forth in the asset list that were sold in the course of its customary business during the period between the effective date and the date on which this agreement was concluded or that were withdrawn from the company in any other manner are not sold in accordance with this agreement. Any assets that were produced, acquired, or assumed by the company in any other manner in the course of its customary business during the period between the effective date and the date on which this agreement is concluded to replace or supplement the assets set forth in the asset list are sold pursuant to this agreement.

3. The asset lists contained in Appendices 1.2.1 and 1.2.2 were prepared on the basis of the inventory forming the basis of the audited balance sheet, which is an integral part of IAT-Germany's annual financial statement per 12/31/97, which is attached to this agreement as Appendix 1.3. Irrespective thereof, all of the company's assets that were not counted as part of the inventory due to their nature are considered an integral part of the assets sold pursuant to para 1 above.

4. The assets sold pursuant to ss. 1 para 1 of this agreement also comprise the intellectual and industrial property rights set forth in Appendix 1.4 of this agreement (patents, utility models, and design patents, as well as trademarks) and pending applications for such intellectual/industrial property rights, as well as use rights pertaining to the company's property rights and copyrights.

5. Immediately upon execution of this agreement, the parties thereto shall endeavor to have both the extant intellectual/industrial property rights and the pending applications for such rights that were sold pursuant to this agreement registered in the name of the new owner.

6. The parties to this agreement concur that the assets sold in accordance with
   Section 1
         para 1 of this agreement also comprise all rights to inventions of IAT Germany, technical know-how, business secrets, procedures/methods, formulas, and all other types of intangible assets not covered by intellectual property rights, as well as any and all embodiments of such objects, such as, for example, written descriptions, sample drawings, plans, and so forth. In addition thereto, the assets sold in accordance with Section 1 para 1 of this agreement comprise all rights to use the rights set forth in the preceding sentence and similar rights.

7. The parties to this agreement concur that the assets sold in accordance with
   Section 1 para 1 of this agreement also comprise all rights to commercial know-how, business secrets, and administrative and distribution procedures, as well as any and all embodiments of such objects, such as, for example, documents concerning the structure of both administration and distribution, records and correspondence pertaining to both suppliers and customers, and other pertinent business records.


                                    Section 2
                Transfer of Ownership / Assignment of Receivables

1. IAT-Germany and IAT-Communications stipulate herewith that the ownership of the assets sold in accordance with Section 1 para 1 of this agreement shall be transferred from IAT-Germany to IAT-Communications upon execution of this agreement. To the extent that and as long as the ownership of the assets transferred pursuant to Section 1 para 1 of this agreement remains with IAT-Germany, IAT-Germany declares hereby that it shall serve as the custodian of the assets concerned on behalf of IAT-Communications upon execution of this agreement.

2. Furthermore, IAT-Germany assigns to IAT-Communications, effective as of the effective date, all rights subject to Section 1 para 1 and para 4 of this agreement. IAT-Communications hereby accepts such assignment. These rights also comprise any vested rights of IAT-Germany in assets subject to third party reservations of title.


                                    Section 3
                            Assumption of Liabilities

1. IAT-Communications herewith assumes from IAT-Germany, by way of an assumption of debts that releases IAT-Germany from the obligations concerned, all obligations of the company as per the effective date, which are set forth in the list attached to this agreement as Appendix 3.1 and for which IAT-Germany did not until now create any reserves, as well as the liabilities and potential liabilities set forth in the aforementioned Appendix.

2. Aside from the obligations, liabilities, and potential liabilities set forth in Appendix 3.1 to this agreement, IAT-Communications shall not assume any other obligations of IAT-Germany. IAT-Germany shall continue to be liable for any obligations, liabilities, and potential liabilities not set forth in the aforementioned Appendix.

                                    Section 4
     Assumption of Rights and Duties Under Agreements and Contractual Offers

1. IAT-Communications hereby assigns all agreements and contractual offers belonging to it as per the effective date, which are set forth in Appendix
   4.1 to this agreement, i.e. IAT-Communications assumes from IAT-Germany all rights and duties under these agreements and contractual offers by entering into these agreements or offers in a manner releasing IAT-Germany from any obligations in relation thereto.

2. Agreements and contract offers not set forth in the aforementioned Appendix are not acquired by IAT-Communications.


                                    Section 5
                      Transfer of Employment Relationships

1. The parties to this agreement declare that existing employment contracts concluded with IAT-Germany pursuant to Section 613a BGB [Burgerliches Gesetzbuch - German civil code], including all rights and duties pertaining thereto, are transferred to IAT-Communications as of the effective date.

2. Aside from the employment contracts with current employees, the obligations of IAT-Germany under its company pension plan are also transferred to IAT-Communications.


                                    Section 6
                               Third Party Consent

1. The parties to this agreement shall endeavor to bring about the consent of third parties, to the extent that such consent is required for the transfer of the assets, the assumption of the obligations, liabilities, and potential liabilities, and the assumption of agreements and contractual offers, especially the consent of debtors, specific creditors, and contractual partners.

2. If it is impossible or impractical to obtain such consent, the parties to this agreement shall behave and agree to be treated internally as if the transfer of the obligations and liabilities, as well as the assumption of contractual relationships and offers was carried out in an effective manner as of the effective date. In such cases, externally the seller shall continue to be considered the owner of the respective assets, the debtor of the respective obligation, liability, or potential liability, and the contractual party to the respective contractual relationship or contractual offer; internally, however, the seller shall possess or hold the respective assets, obligations, liabilities, or potential liabilities, or the respective agreements or contractual offers on the account of the buyer.

                                    Section 7
                                 Purchase Price

The purchase price for the acquisition and the transfer of the Division, including all liabilities, shall be DM 1.00 (one deutsch mark). The purchase price has already been paid to IAT-Germany.


                                    Section 8
                            Warranties of IAT-Germany

1. IAT-Germany hereby warrants by way of an independent promise of guarantee that the value of the liabilities assumed by the buyer in accordance with
   Section 3 of this agreement does not exceed the value of the assets sold in accordance with ss. 1 para 1 and para 4 of this agreement. IAT-Germany undertakes relative to IAT-Communications to balance any such discrepancy in terms of value by paying an amount equivalent to the nominal value of the discrepancy.

2. The value of the assets sold in accordance with Section 1 para 1, para 4 of this agreement and of the liabilities assumed shall be ascertained on the basis of IAT-Germany's balance sheet per 12/31/97. Assets that existed per 12/31/97 but did not have to be shown in the balance sheet shall not be taken into account in the valuation of the assets. Assets that were created after 12/31/97 shall be included in the valuation of the assets, provided they have to be shown in the balance sheet. If IAT-Germany and IAT-Communications cannot agree as to whether the liabilities exceed the assets or to the extent of such discrepancy, the matter shall be submitted to an expert (certified accountant, auditor, or auditing company) who shall serve as the arbitrating expert. If IAT-Germany and IAT-Communications cannot agree on the expert, such expert shall be designated by the president of the Chamber of Commerce, Bremen. Both IAT-Germany and IAT-Communications shall have the right to refer the matter independently to the president of the Chamber of Commerce.

3. Moreover, all statutory provisions regarding warranties shall apply.

4. The claims of IAT-Communications in connection with undertakings and warranties shall be subject to a statute of limitations of two (2) years, which shall begin to run as of the date of execution of this agreement.


                                    Section 9
                           Prohibition of Competition

1. IAT-Germany undertakes to refrain from any activities for the duration of five (5) years from the effective date in the territory of the Federal Republic of Germany which would bring it into direct or indirect competition with the company's core business operations (systems, system kits and software system solutions in the field of Telemedicine and industrial solutions (Teleservice)) or which would directly or indirectly engender such competition. IAT-Germany shall ensure that the prohibition of competition pursuant to the preceding paragraph [sic] is not violated by any company connected to it or its majority shareholder.

2. If IAT-Germany and/or a company connected to IAT-Germany or its majority shareholder violates the prohibition of competition stipulated in para 1 of this article, and if the party committing such violation does not cease and desist therefrom despite being reprimanded by IAT-Communications, the violating party shall pay a fine of DM 100,000 (in words; DM one-hundred-thousand) to IAT-Communications. If the violation continues, the party committing the violation shall pay a fine of DM 50,000 (in words; DM fifty thousand) to IAT-Communications for each month during which the violation continues. The right of IAT-Communications to make claims for additional damages incurred by it and to demand cessation of the violation shall not be affected thereby.


                                   Section 10
                               Closing Provisions

1. The costs of this agreement shall be borne by IAT-Germany.

2. Any modifications of or supplements to this agreement, including this paragraph, shall be made in writing; any requirements as to notarization shall be satisfied. This shall also apply to any waiver of the written requirement.

3. The potential ineffectiveness or unenforceability, in whole or in part, of a provision of this agreement shall not affect the effectiveness or enforceability of all remaining provisions of this agreement. The ineffective or unenforceable provision shall be considered as having been replaced by an effective and enforceable provision that approximates most closely the economic intent of the parties.


Bremen,


IAT Deutschland GmbH                             IAT Communications
Interaktive Mediensysteme                        Systems GmbH



------------------------                         ------------------------
(Dr. Viktor Vogt)                                (Dr. Viktor Vogt)


signed M. Pleis
signed Vogt
signed Grissemann
signed Werther Notary Public

                                                 Appendix 5
                                                 ----------
                                                 to the document prepared
                                                 by Rolf Werther, Notary Public,
                                                 Bremen, dated 5 March 1998


      Agreement Concerning the Assignment and Transfer of Corporate Shares


                                 by and between

1. the limited liability company within Hanseatische Industrie-Beteiligungen GmbH, Bremen, [Federal Republic of Germany],

                              hereinafter referred to as "HIBEG";

2. IAT Deutschland GmbH Interaktive Mediensysteme, Bremen, [Federal Republic of Germany],

                                   hereinafter referred to as "IAT-old";

                                       and

3.    IAT AG, Turgi, Switzerland, a corporation subject to Swiss law hereinafter referred to as "IAT Switzerland."


Preamble:

1. HIBEG is a shareholder of IAT Deutschland GmbH, which is registered with department B of the Commercial Registry of the Amtsgericht [District Court] Bremen under registry number HRB 13294 (hereinafter referred to as the "company"). The company's capital stock is DM 700,000.00. The capital stock has been paid in full. HIBEG holds a share in the company's capital stock at a nominal value of DM 175,700.00 (hereinafter referred to as the "share").

2. HIBEG wishes to sell and transfer its share in the company having a nominal value of DM 175,700.00 to IAT Switzerland.

3. Now, therefore, HIBEG and IAT Switzerland stipulate the following to attain their common objective:

                                    Section 1
             Sale and Assignment of the Share, Profit-sharing Right

1. HIBEG herewith sells and assigns to IAT Switzerland its share in the company. IAT Switzerland herewith accepts such sale and assignment. The assignment of the share in the company is subject to the condition precedent of payment of the purchase price for the share.

2. IAT Switzerland shall be entitled to the profits generated by the company in the current fiscal year, as well as to any profits generated in prior fiscal years that were not distributed to the shareholders, i.e. any profits carried forward and any profits in prior fiscal years not subject to shareholder resolutions regarding the application thereof.


                                    Section 2
                                 Purchase Price

1. The total purchase price for the share (hereinafter referred to as the "purchase price") is DM 175,700.00 (in words: one hundred seventy five thousand and seven hundred Deutsche Marks).

2. IAT Switzerland undertakes to deposit the purchase price into HIBEG's account number 2125 with Bankhaus Neelmeyer AG (bank routing number: 290 200 00) within ten calendar days of the notarization of this agreement, at the latest.


                                    Section 3
                               Warranties of HIBEG

HIBEG warrants relative to IAT Switzerland in the form of an independent promise of guarantee that the following statements are true and correct as of the date of notarization of this agreement:

1.    The statements set forth in the preamble to this agreement are correct.

2. The company is a limited liability company which was established pursuant to the laws of the Federal Republic of Germany and which effectively exists in accordance with the partnership agreement by which it is governed.

3. HIBEG is the legal and economic owner of the share. The share is free of encumbrances of any kind, as well as of any rights created for the benefit of third parties. HIBEG has the right to freely dispose of the share, and such disposal does not violate any third party rights.

                                     Section 4
                               Legal Consequences

1. If one or more statements relative to which HIBEG has assumed a guarantee in accordance with Section 3 of this agreement turn out to be incorrect, IAT Switzerland and the company shall have the right to demand that HIBEG create the condition, which would be extant if the statement or statements were true, within a reasonable time period, at the latest, however, within four (4) weeks of the date on which HIBEG receives such demand. If HIBEG does not create the contractual condition within the period stipulated, or if it cannot create the respective contractual condition, IAT Switzerland and the company shall have the right to claim monetary damages from HIBEG. The legal thought embodied in Sections 460, 464 BGB [Burgerliches Gesetzbuch - German civil code] shall not apply.

2. All claims of HIBEG under the warranty pursuant to Section 3 shall be subject to a statute of limitations of two (2) years. In deviation from the aforesaid, the statutory statute of limitations shall apply to any legal defects with respect to the share sold. Both statutes of limitations shall begin to run as of the date on which this agreement is notarized.

3. Any other claims for damages or claims under warranties of any kind, especially claims for rescinding this agreement, are excluded.


                                      Section 5
                    Annulment of the Participation Agreement

1. HIBEG, IAT Switzerland, and the company concluded a participation agreement on 12/19/95, setting forth the rights and duties of the parties to the participation agreement relative to the participation of HIBEG in the company (hereinafter referred to as the "participation agreement").

2. HIBEG, IAT Switzerland, and IAT-old hereby agree to annul the participation agreement. The annulment of the participation agreement shall be subject to the condition precedent of the transfer of the share of HIBEG to IAT Switzerland.

3. Any and all mutual claims of the parties to the participation agreement of any kind, whether current or future, shall be null and void as soon as the annulment of the participation agreement takes effect. HIBEG, IAT Switzerland, and IAT-old waive all mutual claims at the time the participation agreement is annulled, and each party concerned accepts the waiver of the other parties.

                                      Section 6
                            Miscellaneous Provisions

1. Each party to this agreement shall bear the costs of its consultants. The costs of notarizing this agreement, as well as the transfer costs resulting from the conclusion and implementation of this agreement, including any transfer taxes for which the parties may be liable, shall be borne by IAT Switzerland.

2. The potential ineffectiveness or unenforceability, in whole or in part, of individual provisions of this agreement shall not affect the effectiveness or enforceability of the remaining provisions of this agreement. The ineffective or unenforceable provision shall be considered as having been replaced by an effective and enforceable provision that approximates most closely the economic intent of the parties.


Bremen, on this 5th day of March 1998


On behalf of
Hanseatische Industrie-Beteiligungen GmbH

Signed: M. Pleis
--------------------------
(Manfred Pleis)



IAT Deutschland GmbH
Interaktive Mediensysteme

Signed: Vogt
--------------------------
(Dr. Viktor Vogt)



IAT AG

Signed: Vogt                                   Signed: Grissemann
---------------------------                    --------------------------
(Dr. Viktor Vogt)                              (Klaus Grissemann)

                                            Appendix 2 2.2 To the document
                                            prepared by Rolf Werther, Notary
                                            Public, Bremen, dated 5 March 1998



                             Loan Transfer Agreement


                                    between,

                                on the one hand,


Hanseatische Industrie-Beteiligungen GmbH, Martinistrasse 34, 28195 Bremen, [Federal Republic of Germany],

                                      hereinafter referred to as "Creditor";


IAT Deutschland GmbH Interaktive Mediensysteme, Bremer Innovations- und Technologiezentrum, 28209 Bremen, [Federal Republic of Germany],

                    hereinafter referred to as "Old Debtor";


                                      and,

                               on the other hand,


IAT Communication Systems GmbH, Fahrenheitstrasse 9, 28359 Bremen, [Federal Republic of Germany],

                                   hereinafter referred to as "New Debtor."



                                    Preamble:

1.  WHEREAS the creditor and the old debtor concluded a loan agreement on
    19.12.1995 regarding the granting of a loan in the amount of DM 750,000.00 (hereinafter referred to as "loan agreement"). The aforesaid loan was paid out to the old debtor in full;

2. WHEREAS the new debtor has acquired all business operations of the old debtor in connection with a restructuring of the IAT Group in Germany;

3. WHEREAS the parties to this agreement wish to have the new debtor enter into all rights and duties of the old debtor under the aforementioned loan agreement;

NOW, THEREFORE, the parties to this agreement stipulate the following to attain their goal:


                                  Section 1
                    Assumption of the Loan by the New Debtor

The new debtor hereby enters into the loan agreement, replacing the old debtor. The new debtor enters into all rights and duties of the old debtor under the loan agreement, effective 01/01/98 at 00:00 hours in terms of liability under the law of obligations. Specifically, the new debtor assumes the old debtor's obligation to make payments on both principal and interest for the loan previously paid out to the old debtor.


                                    Section 2
                          Withdrawal of the Old Debtor

IAT-old shall cease to be a party to the loan agreement effective 12/31/97 at 24:00 hours.


                                  Section 3
                              Further Stipulations

The other rights and duties of the parties, including rights and duties arising from the Restructuring Agreement concluded today (including HIBEG's duty of postponement) are not affected by this contract and remain as before.


                                    Section 4
                               Closing Provisions

1.  The costs of this agreement shall be borne by the new debtor.

2. The potential ineffectiveness or unenforceability, in whole or in part, of individual provisions of this agreement shall not affect the effectiveness or enforceability of the remaining provisions of this agreement. The ineffective or unenforceable provision shall be considered as having been replaced by an effective and enforceable provision that approximates most closely the economic intent of the parties.

3. Bremen shall be the place of performance for all obligations under this agreement.


Bremen, on this 5th day of March 1998


On behalf of
Hanseatische Industrie-                            IAT Deutschland GmbH
Beteiligungen GmbH                                 Interaktive Mediensysteme

Signed: M. Pleis                                   Signed: Vogt

------------------------                           ------------------------
(Manfred Pleis)                                    (Dr. Viktor Vogt)



                         IAT Communication Systems GmbH

                                  Signed: Vogt

                            ------------------------
                                (Dr. Viktor Vogt)


                                                     Signed: Werther,
                                                           Notary Public


                         Signed: Grissemann Signed: Vogt



                  Signed: Werther, Notary Public Signed M. Pleis

                                                     Appendix 2.1.6
                                                     --------------
                                                     of the record of
                                                     Notary Public Rolf Werther,
                                                     Bremen, of March 5, 1998



                                Option agreement

                                 by and between

1. Dr. Viktor Vogt, Boldistrasse 12, 5415 Rieden b. Nussbaumen, Switzerland

                    - hereinafter referred to as "Dr. Vogt" -

                                       and

2. the limited liability company in Firma Hanseatische Industrie-Beteiligungen GmbH, Martinistr. 34, 28195 Bremen, Federal Republic of Germany

                     - hereinafter referred to as "HIBEG" -



                                Preliminary note:

1. Dr. Vogt holds a share in the nominal amount of DM 43,000.- in IAT Communication Systems GmbH (hereinafter referred to as the "company"), entered in the commercial register of the lower court of Bremen under HRB 17886.

2.  HIBEG holds a share in the company in the nominal amount of DM 2,000.-.

3. For the holding of the shares, we refer to No. IV of document 68/1998 of the recording notary public, dated today.

4. Dr. Vogt intends to grant HIBEG an option to acquire his partial business share in the amount of DM 23,100.-.

On the basis of the foregoing, the contractual parties agree on the following, in order to attain their common goal:

                                     Art. 1
                      Formation of partial business shares

1. Dr. Vogt pledges to divide the share he holds in the nominal amount of DM 43,000, into two partial business shares with a nominal value of DM 23,100 and DM 19,900, respectively.

2. Dr. Vogt shall meet this obligation as soon as HIBEG has exercised the option granted under this contract.

                                     Art. 2
                                     Option

1. Dr. Vogt hereby sells to HIBEG his partial business share in the nominal amount of DM 23,100.-(hereinafter referred to as the "business share") and assigns the business share to HIBEG. The sale and assignment of the business share are subject to the essential conditions that

           a) HIBEG declares to Dr. Vogt that it wishes to acquire Dr. Vogt's business share (hereinafter referred to as "the exercise of the option") and

           b) HIBEG and the company have reached an agreement on the participation by HIBEG in the future financing of the company on the basis of a business plan.

2. HIBEG may declare its exercise of the option to Dr. Vogt in writing at any time until 5/31/98 (the "option period") if HIBEG wishes to exercise the option. After the expiration of the option period, the right of HIBEG to exercise the option is extinguished.

                                     Art. 3
                                 Purchase price

1. The full purchase price of the business share (hereinafter referred to as the "purchase price") shall amount to

                                  DM 23,100.-
          (in words: twenty-three thousand, one hundred deutschmarks).

2. HIBEG pledges to pay the purchase price within 10 calendar days after it has exercised the option, into the account indicated by Dr. Vogt to HIBEG in writing.

                                     Art. 4
                                   Guarantees

1. Dr. Vogt guarantees to HIBEG, in the form of an independent warranty promise, that the following statements are correct and accurate at the time of the assignment of the business share after the exercise of the option:

           a)  The preliminary statements in this contract are correct.

           b) The company is legally established under the laws of the Federal Republic of Germany and is an effectively existing limited liability company pursuant to the deed of partnership.

           c) The business share is fully paid up. The business share is free of any encumbrance or rights registered in favor of third parties.

2. These assurances are subject to a two-year statute of limitations, which begins to run on the date of the exercise of the option by HIBEG.

                                     Art. 5
                             Concluding stipulations

1. Each contractual party shall bear the cost of the consultant it has retained. HIBEG shall bear the expenses for the notarization and other assignment fees caused by the conclusion and implementation of this contract, including any transfer tax payable by the parties.

2. If a stipulation of this contract is entirely or partially invalid or impractical, the validity and practicality of the remaining stipulations of this contract shall not be affected. The invalid or impractical stipulation shall be considered to have been replaced by a valid, practical one which comes closest to the financial goal pursued by the contractual parties through the invalid or impractical clause.


Bremen, March 5, 1998


signed Vogt

____________________________
(Dr. Viktor Vogt)

Hanseatische Industrie-Beteiligungen GmbH as agent


signed M. Pleis

____________________________
(Manfred Pleis)

signed Werther, Notary Public

       signed Vogt
       signed Grissemann
       signed M. Pleis
       signed Werther, Notary Public

                                SPINOFF AGREEMENT

         This Spinoff Agreement (the "Agreement") dated as of March 11, 1998 by and among IAT Multimedia, Inc., a corporation organized under the laws of Delaware ("IAT"), IAT AG, a corporation organized under the laws of Switzerland and wholly-owned subsidiary of IAT ("AG"), Dr. Viktor Vogt, a German citizen ("Dr. Vogt") and IAT Communication AG, in formation represented by one of its founding shareholders, Dr. Vogt ("Swiss Newco").

                              W I T N E S S E T H:

         WHEREAS, AG is selling and assigning all of the assets and certain of the liabilities of its subsidiary IAT Deutschland GmbH Interaktive Medien Systeme, a corporation organized under the laws of the Republic of Germany ("IAT Germany"), to IAT Communication Systems GmbH, a corporation organized under the laws of the Republic of Germany ("German Newco"), pursuant to the Umstrukturierungsvereinbarung (together with the agreements referred to therein, the "German Spinoff Agreement") dated as of March 5 and 6, 1998 by and among AG, IAT Germany, HIBEG and German Newco;

         WHEREAS, Dr. Vogt is currently the Co-Chairman and Chief Executive Officer of IAT and the Managing Director and President of AG;

         WHEREAS, Dr. Vogt and AG wish to initially own approximately 70% and 15%, respectively, of the outstanding ordinary shares of Swiss Newco;

         WHEREAS, IAT believes that it is in the best interests of IAT to sell and assign the business and certain of the assets and liabilities of AG to Swiss Newco;

         WHEREAS, IAT wishes to sell and assign to Swiss Newco the business and certain of the assets of AG in exchange for the assumption by Swiss Newco of the Assumed Liabilities (as hereinafter defined) as specified in this Agreement;

         WHEREAS, Swiss Newco is willing to assume such Assumed Liabilities and wishes to receive the business and certain of the assets of AG as specified in this Agreement; and

         WHEREAS, IAT, AG, Swiss Newco, and Dr. Vogt have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Spinoff (as hereinafter defined) and assignment and to set forth other agreements that will govern certain other matters in connection therewith;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound, the undersigned hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Accountants: Rothstein Kass & Company, the independent certified public accountants for IAT, and Giroud Treuhand AG, the independent certified public accountants for AG.

         Action: any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

         Assumed Liabilities: shall have the meaning set forth in the Transfer Agreement.

         Books and Records: the books and records of AG (or true and complete copies thereof), including all computerized books and records owned by AG, which relate principally to the Transferred Businesses and are necessary for Swiss Newco to operate the Transferred Businesses, including, without limitation, all such books and records relating to Employees, the purchase of materials, supplies and services, the sale of products by the Transferred Businesses or dealings with customers of the Transferred Businesses and all litigation files relating to any Action being assumed by Swiss Newco as part of the Assumed Liabilities.

         Conveyancing and Assumption Instruments: shall have the meaning set forth in the Transfer Agreement.

         Employee: shall have the meaning set forth in the Transfer Agreement.

         Indemnifiable Losses: with respect to any claim by an Indemnitee for indemnification authorized pursuant to this Agreement, all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all

Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnitee with respect to such claim.

         Indemnifying Party: any party who is required to indemnify any other person pursuant to this Agreement.

         Indemnitee: any party who is entitled to receive indemnification from an Indemnifying Party pursuant to this Agreement.

         Indemnity Payment: the amount an Indemnifying Party is required to pay an Indemnitee pursuant to this Agreement.

         Intellectual Property: all of the intellectual property of AG including, without limitation, all patents, patent applications, copyrights, licenses, trademarks, trademark registrations, service marks, service mark registrations, inventions, trade secrets, as of the Closing Date.

         Insurance Program: collectively, the series of property and casualty policies pursuant to which various insurance carriers provide insurance coverage to AG in respect of claims or occurrences relating to, without limitation, property damage, business interruption, transit, fire, extended coverage, fiduciary, fidelity, environmental impairment, employee crime, general liability, products' liability, automobile liability and employer's liability.

         Liabilities: any and all debts, liabilities and obligations, whether or not accrued, contingent, known or unknown, or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         Purchase Price Note: shall have the meaning set forth in the Transfer Agreement.

         Retained Liabilities: shall have the meaning set forth in the Transfer Agreement.

         Spinoff: the transfer of the Transferred Assets, the assumption of the Assumed Liabilities and the grant of the License.

         Spinoff Date: January 1, 1998.

         Spinoff Employees: shall have the meaning set forth in the Transfer Agreement.

         Transfer Agreement: the Transfer Agreement dated as of March 4, 1998 by and among IAT, AG, Swiss Newco and Dr. Vogt.

         Transferred Assets: shall have the meaning set forth in the Transfer Agreement.

         Transferred Business: shall have the meaning set forth in the Transfer Agreement.

                                    ARTICLE 2

                        SPINOFF AND RELATED TRANSACTIONS

         Section 2.1 The Spinoff. Subject to the terms and conditions of this Agreement and the Transfer Agreement, the parties shall cause all of AG's right, title and interest in and to the Transferred Assets to be conveyed, assigned, transferred and delivered to Swiss Newco as of the Spinoff Date, free and clear of all liens or encumbrances in favor of AG or IAT or their subsidiaries, and all of AG's duties, obligations and responsibilities under the Assumed Liabilities to be assumed by Swiss Newco. Such transfer and assumption shall be effected by means of the Transfer Agreement and, if necessary, the Conveyancing and Assumption Instruments which shall be executed and delivered by each of AG and Swiss Newco on or prior to the Closing Date (as hereinafter defined). Subject to Article 3 and Section 7.1 hereof, to the extent that any such conveyances, assignments, transfers and deliveries shall not have been so consummated on the Closing Date, the parties shall cooperate to effect such consummation as promptly thereafter as shall be practicable, it nonetheless being understood and agreed by all of the parties that none of them shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Article 2 to be consummated on or subsequent to the Closing Date. Whether or not all of the Transferred Assets or the Assumed Liabilities shall have been legally transferred to, or assumed by, Swiss Newco as of the Spinoff Date, the parties agree that, as of the Spinoff Date, Swiss Newco shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the Transferred Assets, together with all of AG's rights, powers and privileges incident thereto, and shall be deemed to have assumed all of the Assumed Liabilities and all of AG's and its subsidiaries' duties, obligations and responsibilities incident thereto in accordance with the terms of this Agreement.

         Section 2.2 Funding.

            (a) IAT agrees to lend Swiss Newco, on the Closing Date, $250,000 (the "IAT Loan") which will be evidenced by Swiss Newco's note (the "IAT Note" and, together with the Purchase Price Note, the "Notes"). The IAT Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1998. The IAT Note will be due and payable on the earlier of (i) the third anniversary of the Closing Date and (ii) the date on which Swiss Newco closes one or more funding transactions resulting in issuance of Swiss Newco's (A) debt with an aggregate principal amount of SF1,000,000 or more, (B) capital stock for consideration of SF1,000,000 or more , or (C) any combination of (A) or (B) amounting to SF1,000,000 or more. The IAT Note may be pre-paid at any time without penalty.

            (b) Dr. Vogt agrees to lend Swiss Newco, on or prior to the Closing Date, $250,000 (the "Vogt Loan") which will be evidenced by Swiss Newco's note (the "Vogt Note"). The Vogt Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1998. The Vogt Note will be due and payable on the third anniversary of the Closing Date. The Vogt Note may be pre-paid at any time without penalty; provided, however, that the Vogt Note may not be paid prior to the time that the IAT Note and the Purchase Price Note are paid in full. The Vogt Note shall be subordinated in all respects to the IAT Note and the Purchase Price Note.

            (c) The parties agree that, aside from the IAT Loan, IAT and AG have no obligation to fund Swiss Newco or German Newco and that providing, or cause others to provide, any future funding of Swiss Newco or German Newco will be solely the responsibility of Dr. Vogt who will use his best efforts to provide, or cause others to provide, such funding.

            (d) Swiss Newco will be organized with an initial share capital of 1000 ordinary shares (Namenaktien), with a nominal value of SF100 each ("New Shares"). In connection with the organization of Swiss Newco, Dr. Vogt and AG, severally and not jointly, agree to subscribe and pay for 700 and 150 New Shares, respectively, at a price per New Share equal to their nominal value and Swiss Newco agrees to issue such New Shares to Dr. Vogt and AG, respectively, at such price. Upon such issuance, the New Shares will be fully paid and non-assessable. The obligation of Dr. Vogt to subscribe for New Shares is conditioned on the subscription of New Shares by AG and the obligation of AG to subscribe for New Shares is conditioned on the subscription of New Shares by Dr. Vogt. In addition, Dr. Vogt will cause employees of Swiss Newco to subscribe for an aggregate of 150 New Shares at a price per share equal to their nominal value prior to AG's subscription of its New Shares.

         Section 2.3 Construction of Agreements. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent there shall be a conflict between the provisions of this Agreement and the Transfer Agreement or any Conveyancing and Assumption Instrument or other instrument of assumption entered into pursuant to this Agreement, the provisions of Transfer Agreement or such Conveyancing and Assumption Instrument or other instrument of assumption entered into pursuant to this Agreement shall control.

         Section 2.4 Compliance. The Spinoff shall be effected in compliance with IAT's and AG's certificates of incorporation and by-laws and in material compliance with all applicable laws and shall be subject to obtaining all applicable consents, if any, of governmental entities.

         Section 2.5 Fairness Opinion. On or prior to the Closing Date, the Board of Directors of IAT will obtain the opinion of Royce Investment Group that the Spinoff is fair to the shareholders of IAT. IAT will bear the costs of such fairness opinion.

                                    ARTICLE 3

                                   [RESERVED]


                                    ARTICLE 4

                              INTELLECTUAL PROPERTY

         Section 4.1 License of the Intellectual Property. AG hereby grants Swiss Newco a worldwide license (the "License") to the Intellectual Property necessary to allow Swiss Newco to make, have made, use or sell products incorporating or embodying the Intellectual Property; provided, however, that if AG and IAT are unable with commercially reasonable efforts to obtain any necessary consents from licensors or other owners of any of the Intellectual Property for the transfer of such Intellectual Property to Swiss Newco pursuant to Section 7.1, then License shall not include such Intellectual Property and the term "Intellectual Property" shall not include such intellectual property. Subject to Section 4.6, the License shall run from the Closing Date until the fifth anniversary of the Closing Date.

         Section 4.2 Royalty.

         (a) Subject to Section 4.3, Swiss Newco will pay AG a royalty (the "Royalty") at the of rate set forth in Annex I hereto on the sales, exclusive of shipping sales taxes, ad valorem taxes and returns, with respect to any products sold or services by Swiss Newco or any of its Affiliates (including, without limitation, German Newco and Algo Vision GmbH ("Berlinco")) which embody or incorporate any of the Intellectual Property and any products or services sold by Swiss Newco or any of its Affiliates (including, without limitation, German Newco and Berlinco ) which embody or incorporate any technology related to the Intellectual Property, including, without limitation, development of AG's multimedia and compression/decompression technologies after the Closing Date ("Improvements").

         (b) The Royalty shall be payable within 15 calender days of the end of each quarter with respect to products sold within such quarter. Along with the payment of the Royalty, Swiss Newco will provide a schedule showing the calculation of the amount of such payment.

         (c) In addition to the rights of access to Information (as hereinafter defined) related to the License provided in Article 8 hereto, AG shall have the right to audit such calculations of the amount of the Royalty payments at its own expense; provided, however, that if the correct amount of the royalty as determined by such audit is more than 5% above the amount set forth in Swiss Newco's schedule, then Swiss Newco shall pay the fees and expenses of such audit.

         Section 4.3 Co-ownership. AG hereby grants Swiss Newco an option (the "Option") to purchase a 50% co-ownership of the Intellectual Property upon payment in full of a fee of $1 million

(the "Fee"); provided, however, that if AG and IAT are unable with commercially reasonable efforts to obtain any necessary consents from licensors or other owners of any of the Intellectual Property for such transfer of co-ownership of such Intellectual Property to Swiss Newco pursuant to Section 7.1, then Swiss Newco shall not be the co-owner of such Intellectual Property and the term "Intellectual Property" when discussing the co-owned Intellectual Property shall not include such intellectual property; provided, further, that the License with respect to such intellectual property will, subject to Section 4.6, be perpetual. Upon exercise of the Option, the Royalty payable pursuant to Section
4.2 shall be cut in half. The option may be exercised at anytime on or prior to the fifth anniversary of the Closing Date. Upon exercise of the option and for the term of the License, AG will pay Swiss Newco one half of all royalties received by AG (other than royalties received pursuant to the this Agreement). The co-ownership interest is subject to Section 4.6. The occurrence of any of the events described in Section 4.6(a)(iv) or (v) shall immediately and automatically terminate the co-ownership and all ownership in the Intellectual Property will revert to AG.

         Section 4.4 Sub-Licenses. Swiss Newco shall have the right to grant sub-licenses with respect to the Licensed Intellectual Property only to German Newco, Berlinco and other entities controlled by Swiss Newco; provided, however, that if Swiss Newco pays the Fee, then Swiss Newco shall have the right to grant further sub-licenses with respect to the Intellectual Property. Swiss Newco shall pay AG the same Royalty with respect to sales by German Newco and Berlinco as if such sales had been made by Swiss Newco. Such sub-licenses shall automatically terminate upon the termination of the License pursuant to Section
4.6 and shall be terminable by AG upon the occupance of any event with respect to the sub-licensee which could result in the termination of the License pursuant to Section 4.6 if such event occurred to Swiss Newco (including, without limitation, violations by such sub-licensee of the restrictions on transfers contained in Section 4.5).


         Section 4.5 Transfers of the License.

         (a) Prior to the exercise of the Option, Swiss Newco shall not sell, assign or otherwise transfer the License or any portion of the License without the consent of AG.

         (b) Upon exercise of the Option, Swiss Newco can sell, assign or otherwise transfer its co-ownership interest or the License or any portion thereof with the consent of AG.

         Section 4.6 Termination of the License.

         (a) The License or the co-ownership may be terminated by AG upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) failure to make any quarterly payment of the Royalty when it becomes due and payable and the continuance of such default for a period of 90 days;

                  (ii) any default in the performance, or breach, by Swiss Newco of any of the terms of the License set forth in this Article 4 and elsewhere in this Agreement and the continuance of such default or breach for a period of 90 days after AG has given Swiss Newco a written notice specifying such default or breach;

                  (iii) any default in the payment of the Notes when they become due and payable or any other default in the performance, or breach, by Swiss Newco of any other term of the Notes or the Pledge and the continuance of such default for a period of 90 days;

                  (iv) the entry of a decree or order by a competent court adjudging Swiss Newco or any of its subsidiaries a bankrupt or insolvent, or the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Swiss Newco or any of its subsidiaries, and, if such case or proceeding is not commenced by Swiss Newco or any of its subsidiaries or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by Swiss Newco or such subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (v) Swiss Newco or any of its subsidiaries shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, liquidator, custodian or similar official for Swiss Newco or any of its subsidiaries or any property of any thereof, or, in the absence of such application, shall consent to, acquiesce in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator, liquidator or other custodian for Swiss Newco or any of its subsidiaries or for any substantial part of the property of any thereof, and such trustee, receiver, sequestrator, liquidator, custodian or other similar official shall not be discharged within 30 days; or Swiss Newco or any of its subsidiaries shall make a general assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any of the foregoing.

The occurrence of any of the events described in paragraphs (iv) and (v) shall immediately and automatically terminate the License (and any sublicenses) unless AG shall rescind such termination.

         (b) No forbearance, delay or omission of AG to exercise any right or remedy accruing upon the occupance of any event described in Section 4.6(a) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. All rights and remedies may be exercised at any time.

         Section 4.7 Transfers of the Intellectual Property by AG. Nothing herein shall prohibit AG from (i) granting other licenses to the Intellectual Property, (ii) assigning its rights and obligations under the License, or (iii) subject to the rights granted by the License and the Option, selling or otherwise transferring the Intellectual Property.

         Section 4.8 Improvements.

         (a) Swiss Newco and German Newco will invest at least a total of $1,000,000 in Improvements in accordance with the business plans of Swiss Newco and German Newco approved by IAT.

         (b) In the event Swiss Newco or any of its employees shall make or acquire any Improvements essentially based on the Intellectual Property, Swiss Newco shall forthwith disclose and communicate such Improvement to AG and shall grant a non-exclusive, non-cancelable royalty-free license to make, have made, use and sell products incorporating such Improvements to AG. With the approval of Swiss Newco, AG has the right to grant licenses and sublicenses to third parties regarding the Improvement.

         (c) In the event AG or any of its employees shall make or acquire any Improvements essentially based on the Intellectual Property, AG shall forthwith disclose and communicate such Improvement to Swiss Newco and shall grant Swiss Newco a license on such Improvements to Swiss Newco on the same terms as the License. The Option will include all Improvements described in the prior sentence made prior to the date of exercise of the Option.

         Section 4.9 Patent Applications. Swiss Newco and AG will cooperate in prosecuting any patent applications related to Intellectual Property.

         Section 4.10 Existing Licenses. The parties acknowledge that AG has previously granted licenses with regard to the Intellectual Property.

                                    ARTICLE 5

                  SURVIVAL; MUTUAL RELEASE AND INDEMNIFICATION

         Section 5.1 Survival and Indemnification.

         (a) Except as specifically provided herein to the contrary, all covenants and agreements of the parties contained in this Agreement shall survive the Closing Date.

         (b) Except as specifically provided herein, the indemnification provisions of this Article 5 shall terminate and be of no further force and effect on (i) in the case of AG, the sixth anniversary of the Closing Date, and
(i) in the case of Swiss Newco, the later of (A) the termination date of the License or (B) the sixth anniversary of the Closing Date; provided, however, that such provisions shall survive thereafter as to any claims for indemnification asserted prior to such termination date or the sixth anniversary, as the case may be. Such termination of the indemnification provisions shall in no way limit the obligations of Swiss Newco with respect to the Assumed Liabilities or the obligations of AG with respect to the Retained Liabilities and related indemnification rights under this Agreement, and the Transfer Agreement which shall survive indefinitely.

         (c) The obligations of the parties under this Article 5 shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities. To the extent Swiss Newco transfers to another party any of the Assumed Liabilities (except for such amounts of Assumed Liabilities which are not material individually or in the aggregate), Swiss Newco will cause the transferee of such Assumed Liabilities to assume specifically its obligations with respect thereto under this Agreement and the Transfer Agreement and will cause such transferee to fulfill its obligations related to such Assumed Liabilities. In the event the transferee of the Assumed Liabilities does not fulfill its obligations with respect thereto, Swiss Newco, shall fulfill its obligations with respect thereto.

         (d) The parties agree that indemnification pursuant to the Transfer Agreement shall be governed by the indemnification procedures set forth in this
Article 5.

         Section 5.2 Indemnification.

         (a) AG shall indemnify, defend and hold harmless Swiss Newco from and against any and all Indemnifiable Losses (other than income tax liabilities) to which Swiss Newco may be or become subject that (i) relate to the Retained Liabilities of AG whether arising prior to, concurrent with or after the Spinoff or (ii) result from a breach by AG of any representation, warranty or covenant contained in this Agreement, the Transfer Agreement or any related agreement.

         (b) Swiss Newco shall indemnify, defend and hold harmless IAT and AG from and against any and all Indemnifiable Losses (other than income tax liabilities) to which may be or become subject that (i) relate to the Transferred Businesses, Transferred Assets, License, the IP Pledge, the Pledge, assets, business, operations, debts or Liabilities of Swiss Newco or (ii) result from a breach by Swiss Newco of any representation, warranty or covenant contained in this Agreement, the Transfer Agreement or any related agreement.

         (c) IAT will indemnify the other founding shareholders of Swiss Newco for Swiss Newco's pre-incorporation activities.

         (d) The amount which any party (an "Indemnifying Party") is required to pay to any other party (an "Indemnitee") pursuant to Section 5.2(a), Section 5.2(b) or Section 5.2(c) shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Indemnifiable Loss. Amounts required to be paid are hereafter sometimes collectively called "Indemnity Payments" and are individually called an "Indemnity Payment." If an Indemnitee shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the lesser of the amount of such insurance proceeds or other amounts actually received or the net amount of Indemnity Payments actually received previously. The Indemnitee agrees that the Indemnifying Party shall be subrogated to such Indemnitee under any insurance policy and that the Indemnitee shall not waive any right of subrogation.

         Section 5.3 Procedure for Indemnification.

         (a) If an Indemnitee shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party is or may be obligated to make an Indemnity Payment, such Indemnitee shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim, specifying in reasonable detail the nature of such Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that the failure of any Indemnitee to give notice as provided in this Section 5.3 shall not relieve the related Indemnifying Party of its obligations under this Article 5, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

         (b) An Indemnifying Party may elect to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnitee), any Third Party Claim. If an Indemnifying Party elects to defend a Third Party Claim, it shall, within 10 days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third Party Claim. Such Indemnifying Party shall pay such Indemnitee's actual out-of-pocket expenses (other than officers' or employees' salaries) reasonably incurred in connection with such cooperation. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 5 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party. Except as so provided, if an Indemnitee desires to participate in the defense of a Third Party Claim, it may do so but it shall not control the defense and such participation shall be at its sole cost and expense. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 5.3, such Indemnitee may defend, compromise and settle such Third Party Claim; provided, however, that no such Indemnitee may compromise or settle any such Third Party Claim without prior written notice to such Indemnifying Party and except by payment of monetary damages or other money payments. No Indemnifying Party shall consent to entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all Liability in respect to such Third Party claim.

         (c) If an Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control that are necessary or appropriate for such defense (the cost of copying thereof to be paid by the Indemnifying Party).

         (d) Notwithstanding the foregoing provisions of this Section 5.3, there may be Third Party Claims which reasonably could result in both (i) AG or IAT and (ii) Swiss Newco being liable to the other under indemnification provisions of this Agreement. In any such events, the parties shall endeavor, acting reasonably and in good faith, to agree upon a manner of conducting the defense of or settlement of the Third Party Claim with a view to minimizing the legal expenses and associated costs that might otherwise be incurred by the parties, including to the use of the same legal counsel for the defense of such claim.

         (e) Except to the extent expressly provided otherwise in this Section 5.3, the indemnification provided for by this Section 5.3 shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provided any subrogation rights with respect thereto.


         (f) Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the related Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 60 days within which to respond thereto. If such Indemnifying Party does not respond within such 60-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 60-day period and rejects such claim in whole or in part, such Indemnitee shall be free to pursue mediation as provided in Article 10 hereof.

                                    ARTICLE 6

                               RELATED AGREEMENTS

         Section 6.1 Dr. Vogt.

         (a) Dr. Vogt will immediately resign as the Chief Executive Officer and Co-Chairman of IAT and as the Managing Director and the President of AG. Dr. Vogt will continue to serve as a Director of IAT until his successor is elected and qualified.

         (b) Dr. Vogt's current employment agreement with IAT will terminate as of April 1, 1998 and Dr. Vogt will continue to be an employee of IAT until such date. Dr. Vogt and IAT agree that IAT will pay Dr. Vogt his salary and other periodic remuneration through such termination date but will not be liable for any severance or other payments.

         (c) Dr. Vogt agrees to act as a consultant to IAT and IAT agrees to hire Dr. Vogt as consultant for a period of three years from April 1, 1998; provided that, 30 days before each April, 1, Dr. Vogt and IAT mutually agree to extend this arrangement for the coming year (the "Consulting Contract"). Dr. Vogt will provide IAT with his services in respect of (i) evaluation and analysis of technology issues, (ii) identification, evaluation and integration of acquisitions for IAT and (iii) such other matters as the Board of Directors of IAT may request and Dr. Vogt may agree to. In connection with such consulting agreement, Dr. Vogt will be entitled to receive the sum of $2,000 per month for his normal duties. IAT and Dr. Vogt will negotiate fees for services above Dr. Vogt's normal duties. In addition, IAT will reimburse Dr. Vogt for his reasonable expenses in connection with his work for IAT. IAT and Dr. Vogt agree that the Consulting Agreement is not an employment contract (Arbeitsvertrag) as that term is defined in Art. 319 of the Swiss Code of Obligations.

         (d) Dr. Vogt will be entitled to receive options for 50,000 shares of the common stock of IAT. Such options will be issued pursuant to IAT's stock option plan and shall have an exercise price of $5.00 per share. Dr. Vogt may not exercise any such options until the options vest. The options shall vest accordingly to the following schedule:

   DATE                                                 NUMBER OF SHARES

   Closing Date                                         16,666

   First Renewal of the
    Consulting Contract                                 16,667

   Second Renewal of the
    Consulting Contract                                 16,667

         (e) If Dr. Vogt introduces an acquisition candidate to IAT and IAT acquires such candidate, Dr. Vogt will be entitled to receive, at the closing of such acquisition, a brokerage commission equal to 3% of the value of IAT's interest in such acquisition.

         Section 6.2 German Spinoff Agreement. On or prior to the Closing Date, German Newco, IAT Germany, AG will enter into the German Spinoff Agreement on mutually acceptable terms.

         Section 6.3 Use of Swiss Newco Personnel. From time to time, IAT or AG may request the use, help or assistance of certain of employees of Swiss Newco in connection with administrative matters. Swiss Newco will make such employees available to IAT or AG. IAT or AG, as the case may be, will pay Swiss Newco $100,000 per annum in arrears for the use of such employees. Such amount will be deducted from the amounts payable by Swiss Newco pursuant to the Purchase Price Note or the License. This employee sharing arrangement shall last for a period of three years from the Closing Date; provided, that, 30 days before each anniversary of the Closing Date, IAT and Swiss Newco mutually agree to extend this arrangement for the coming year.

                                    ARTICLE 7

                           CERTAIN ADDITIONAL MATTERS

         Section 7.1 Further Assurances; Subsequent Transfers.

         (a) Each of Dr. Vogt, AG, IAT and Swiss Newco will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and the Transfer Agreement and to carry out the terms hereof and thereof. Without limiting the generality of the foregoing, at any time and from time to time after the Closing Date, at the request of Swiss Newco, AG will execute and deliver to Swiss Newco such other instruments of transfer, conveyance, assignment and confirmation and take such action as Swiss Newco may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Swiss Newco and to confirm Swiss Newco's title to all of the Transferred Assets, to put Swiss Newco in actual possession and operating control thereof and to permit Swiss Newco to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and AG will take such actions as Swiss Newco may reasonably request in order to prepare and implement appropriate plans, agreements and arrangements for the Employees and Swiss Newco will execute and deliver to AG all instruments, undertakings or other documents and take such other action as AG may reasonably request in order to have Swiss Newco properly assume and discharge the Assumed Liabilities and relieve AG of any Liability or obligations with respect thereto and evidence the same to third parties, including, without limitation, any publication pursuant to Art. 181 of the Swiss Code of Obligations. Notwithstanding the foregoing, AG and Swiss Newco shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees (which expenses and fees shall be reimbursed by the requesting party).

         (b) The parties will use their commercially reasonable efforts to obtain any consent required to assign all agreements, leases, permits, licenses and other rights of any nature whatsoever relating to the Transferred Assets and the grant of the License to Swiss Newco; provided, however, that neither AG nor IAT shall be obligated to pay any consideration therefor to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that IAT or AG is unable to obtain any such required consent, IAT or AG shall continue to be bound thereby and unless not permitted by law or the terms thereof, Swiss Newco shall pay, perform and discharge fully all the obligations of IAT or AG thereunder from and after the Spinoff Date and indemnify IAT or AG for all Indemnifiable Losses arising out of such performance by Swiss Newco in accordance with Article 5. IAT and AG shall, without further consideration therefor, pay, assign and remit to Swiss Newco promptly all monies, rights and other considerations received in respect of such performance. IAT and AG shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 7.3(b) only as reasonably directed by Swiss Newco and at Swiss Newco's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, IAT and AG shall promptly assign and novate all its rights and obligations thereunder to Swiss Newco without payment of further consideration and Swiss Newco shall, without the payment of any further consideration therefore, assume such rights and obligations.

         (c) The parties will use their commercially reasonable efforts to obtain any consent required to assign all agreements, leases, permits, licenses and other obligations of any nature whatsoever relating to the assumption of the Assumed Liabilities by Swiss Newco and the release of AG or IAT, as the case may be, as the obligor on the Assumed Liabilities; provided, however, that neither AG nor IAT shall be obligated to pay any consideration therefor to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that IAT or AG is unable to obtain any such required consent, IAT or AG shall continue to be bound thereby and unless not permitted by law, Swiss Newco shall pay, perform and discharge fully all the obligations of IAT or AG thereunder from and after the Spinoff Date and indemnify IAT or AG for all Indemnifiable Losses arising out of such performance by Swiss Newco in accordance with Article 5. IAT and AG shall exercise or exploit its rights and options under all such agreements, leases, licenses and other obligations and commitments referred to in this Section 7.1(c) only as reasonably directed by Swiss Newco and at Swiss Newco's expense. If and when any such consent shall be obtained or such agreement, lease, license or other obligation shall otherwise become assignable or able to be novated, IAT and AG shall promptly assign and novate all its rights and obligations thereunder to Swiss Newco without payment of consideration and Swiss Newco shall, without the payment of any further consideration therefore, assume such rights and obligations.

         Section 7.2 Sales and Transfer Taxes.

         (a) Swiss Newco, Dr. Vogt, IAT and AG agree to cooperate to determine the amount of sales, transfer or other taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer taxes and recording fees) payable in connection with the transactions contemplated by this Agreement (the "Transaction Taxes"). AG agrees to file promptly and timely the returns for such Transaction Taxes with the appropriate taxing authorities and remit payment of the Transaction Taxes, and Swiss Newco will join in the execution of any such tax returns or other documentation and will promptly reimburse AG for the payment of the Transaction Taxes.

         (b) All payments, royalties, license fees or any other charges and amounts mentioned in this Agreement are understood as being net of Swiss or foreign Value Added Tax. In case Swiss or foreign Value Added Tax has to be levied on these payments, royalties, license fees or any other charges and amounts mentioned in this Agreement, it is understood that the Value Added Tax at the pertinent rate will be added by the payor to the payments, royalties, license fees or any other charges and amounts mentioned in this Agreement.

                                    ARTICLE 8

                       ACCESS TO INFORMATION AND SERVICES

         Section 8.1 Provision of Corporate Records. As soon as practicable after the Closing Date, AG shall deliver to Swiss Newco all Books and Records in its possession. Such Books and Records shall be the property of Swiss Newco, but shall be retained and made available to AG for review and duplication until the earlier of notice from AG that such records are no longer needed by AG or the tenth anniversary of the Closing Date.

         Section 8.2 Access to Information. From and after the Closing Date, AG and Swiss Newco shall afford to each other and to each other's authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all Books and Records and other data and information (collectively, "Information") within each other's possession relating to the Transferred Assets, the Transferred Businesses, the License, the Assumed Liabilities and the Employees, insofar as such access is reasonably required by AG or Swiss Newco, as the case may be (and shall use reasonable efforts to cause persons or firms possessing relevant information to give similar access). Information may be requested under this Article 8 as reasonably necessary for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

         Section 8.3 Retention of Records. Except as otherwise required for a longer period by law or agreed to in writing, AG and Swiss Newco shall retain, for a period of at least 20 years following the Closing Date, all material information relating to the Transferred Businesses. Notwithstanding the foregoing, in lieu of retaining any specific Information, AG or Swiss Newco may offer in writing to deliver such information to the other and, if such offer is not accepted within 90 days, the offered information may be destroyed or otherwise disposed of at any time. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for delivery of such of the information as was requested (at cost of requesting party).

         Section 8.4 Confidentiality. Each of the parties shall hold, and shall cause its officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its legal counsel, by other requirements of law (including, without limitation, any requirements imposed under state and federal securities laws and stock exchange rules), all non-public information concerning the other party furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been available to such party on a non-confidential basis prior to this disclosure by the other party, in the public domain through no fault of such party or later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this
Section 8.4. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if its exercises the same care as it takes to preserve confidentiality for its own similar information. The parties agree with each other that each will maintain, preserve and assert, unless waived in writing by the other parties, all attorney-client and work product privileges applicable to documents and other Information which relates, directly or indirectly, to the Transferred Businesses for any period prior to the Spinoff Date.

         Section 8.5 Privileged Matters. Anything herein notwithstanding, the transactions contemplated hereby shall not be deemed to transfer to or vest in Swiss Newco or Dr. Vogt any right to waive, nor shall they be deemed to waive, any attorney-client privilege between IAT or AG and their legal counsel, with respect to legal advice concerning the business or operations of AG including, without limitation, the transactions contemplated by this Agreement concerning privileged communications (or work product related thereto) at any time prior to the Closing Date.

         ARTICLE 9

         INSURANCE

         Section 9.1 General. IAT and AG shall keep in effect all policies under their Insurance Program in effect as of the date hereof insuring the Transferred Assets and operations of the Transferred Businesses until 11:59 PM Swiss time on the Closing Date, unless Swiss Newco shall have earlier obtained appropriate coverage and notified IAT and AG in writing to that effect. In so far as any claims made or accrued under policies under the Insurance Program prior to the Closing Date relate to Swiss Newco, IAT or AG, as the case may be, shall use its reasonable efforts to assure that Swiss Newco can continue to make and/or pursue such claims under the policies, or that IAT or AG, as the case may be, can continue to make and/or pursue such claims on behalf of Swiss Newco, notwithstanding assignment or transfer of the policies; provided that, Swiss Newco shall reimburse IAT or AG, as the case may be, for any reasonable out-of-pocket expenses incurred by IAT or AG, as the case may be, in connection therewith. From and after the Closing Date, Swiss Newco shall be responsible for obtaining and maintaining insurance coverage for its own account. Following the Closing Date, each of the parties shall cooperate with and assist the other parties in the prevention of conflicts or gaps in insurance coverage and/or collection proceeds.

         Section 9.2 Certain Insured Claims. AG or IAT, as the case may be, will assert and pursue, for the benefit of Swiss Newco, claims against the Insurance Program for any losses resulting, directly or indirectly, from claims made or deemed made under the applicable Insurance Program which relate to the Transferred Business and which arise from or relate to events or occurrences prior to the Spinoff Date. Swiss Newco shall pay all costs incurred by AG or IAT, as the case may be, after the Spinoff Date in defending or pursuing any such claims under an insurance policy relating to the Transferred Businesses, including the salaries of employees based on the portion of time spent on such claims and Swiss Newco shall make available to AG or IAT, as the case maybe, such of its employees as AG or IAT, as the case may be, may reasonably request as witnesses or deponents in connection with AG's or IAT's, as the case may be, defense or pursuit of any such claims, at Swiss Newco's sole cost and expense.

                                   ARTICLE 10

                                   CONDITIONS

         Section 10.1 Conditions. The Spinoff will be consummated on the Closing Date. The obligations of the parties to consummate the Spinoff shall be subject to the fulfillment or waiver of each of the following conditions:

               (a) the Board of Directors of IAT shall have formally approved the Spinoff;

               (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spinoff shall be in effect;

               (c) each of the covenants and provisions in this Agreement required to be performed or complied with prior to the Closing Date shall have been performed or complied with; and

               (d) Swiss Newco shall have been formed and be properly registered with the Commercial Register of Canton of Aargau.

               Any determination by the Board of Directors of IAT prior to the Closing Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Section shall be conclusive.

         Section 10.2 Closing Date.

         (a) The closing for the Spinoff shall occur at 10:00 AM (New York time) on [Tuesday, March 17,] 1998, or such other time as the parties may mutually agree (the "Closing Date").

         (b) On the Closing Date the parties will deliver

             (i)   executed copies of the German Spinoff Agreement
             (ii)  executed copies of the Conveyancing and Assumption
                   Instruments
             (iii) executed copies of all consents obtained pursuant to Section
                   7.1
             (iv)  executed copies of the Transfer Agreement

         (c) On the Closing Date IAT will deliver

             (i) the IAT Loan by wire transfer to an account or accounts specified by Swiss Newco at least 24 hours prior to the Closing Date;
             (ii)  the fairness opinion.

         (d) On the Closing Date Dr. Vogt will deliver

             (i) the Vogt Loan by wire transfer to an account or accounts specified by Swiss Newco at least 24 hours prior to the Closing Date;

         (e) On the Closing Date Swiss Newco will deliver

             (i)   the IAT Note, the Purchase Price Note and the Vogt Note
             (ii) a statement that it is assuming all of its pre-incorporation liabilities.

         Section 10.3 Notice. Promptly after the Closing Date, AG and Swiss Newco will publish, or cause to be published, the notices required pursuant to Art. 181 of the Swiss Code of Obligations.

                                   ARTICLE 11

                      GOVERNING LAW AND DISPUTE RESOLUTION

         Section 11.1 Mediation and Binding Arbitration. If a dispute arises between (i) IAT and AG, on the one hand, and (ii) Swiss Newco and Dr. Vogt, on the other hand, as to the interpretation or the implementation of this Agreement or any agreement entered into pursuant hereto, including, without limitation, any matter involving an Indemnifiable Loss, the parties agree to use the following procedures, in lieu of any party pursuing other available remedies and as the sole remedy, to resolve the dispute.

         Section 11.2 Initiation. A party seeking to initiate the procedures shall give written notice to the other parties describing briefly the nature of the dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

         Section 11.3 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the Mediation Rules (Schlichtungsverfahren) of the Zurich Chamber of Commerce and to bear equally the costs of the mediation.

         Section 11.4 Selection of Mediator. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Zurich Chamber of Commerce or another mutually agreed-upon organization if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

         Section 11.5 Mediation. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days following the initial mediation session. If the parties are not successful in resolving the dispute through the mediation by the end of such 30-day period, then the parties agree to submit the matter to binding arbitration in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce, by a sole arbitrator selected in accordance with the provisions of Section 11.6 hereof.

         Section 11.6 Selection of Arbitrator. The parties shall have 10 days from the end of the mediation period to agree upon a mutually acceptable neutral person not affiliated with either of the parties to act as arbitrator. If no arbitrator has been selected within such time, an arbitrator shall be selected for the parties by the Zurich Chamber of Commerce.

         Section 11.7 Cost of Arbitration. The costs of arbitration shall be apportioned between the parties as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration.

         Section 11.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Switzerland (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

                                   ARTICLE 12

                                  MISCELLANEOUS

         Section 12.1 Complete Agreement. This Agreement, including the Annexes and exhibits, the Transfer Agreement, including the annexes and exhibits, and the agreements and other documents referred to herein and therein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         Section 12.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is given, on the day of transmission if sent via facsimile transmission to the facsimile number given below, on the expected delivery date for delivery by an overnight courier service or the Express Mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or on the fifth day after mailing provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

If to IAT or AG:

                  Geschaftshaus Wasserschloss
                  Aarestrasse 17
                  CH-5300 Vogelsang-Turgi
                  Switzerland
                  Telecopy No.: 011-41-56-223-5023
                  Attention: Jacob Agam

                  with a copy to:

                  Baker & McKenzie
                  805 Third Avenue, Floor 30
                  New York, NY  10022
                  UNITED STATES OF AMERICA
                  Telecopy No.:  (212) 759-9133
                  Attention:  Francis Fitzpatrick

If to Swiss Newco:

                  Geschaftshaus Wasserschloss
                  Aarestrasse 17
                  CH-5300 Vogelsang-Turgi
                  Switzerland
                  Telecopy No.: 011-41-56-223-5023
                  Attention: Dr. Viktor Vogt

                  with a copy to:

                  Bernasconi & Bernasconi
                  CH-8023 Zurich
                  Kuttelgasse 1/Rennweg 25
                  Telecopy No.: 011-41-1-212-53-54
                  Attention: Dr. Bruno Bernasconi

If to Dr. Vogt:

                  c/o IAT Communication AG
                  Geschaftshaus Wasserschloss
                  Aarestrasse 17
                  CH-5300 Vogelsang-Turgi
                  Switzerland
                  Telecopy No.:  011-41-56-223-5023
                  Attention: Dr. Viktor Vogt

                  with a copy to:

                  Bernasconi & & Bernasconi
                  CH-8023 Zurich
                  Kuttelgasse 1/Rennweg 25
                  Telecopy No.:  011-41-1-212-53-54
                  Attention:  Dr. Bruno Bernasconi

Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

         Section 12.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

         Section 12.4 Termination. This Agreement may be terminated and the Spinoff abandoned at any time prior to the Closing Date by and in the sole discretion of IAT without the approval of any other party. In the event of such termination, no party shall have any Liability of any kind to any other party.

         Section 12.5 Successor and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

         Section 12.6 No Third Party Beneficiaries. Except for the indemnification rights under this Agreement of any Indemnity in their capacity as such and except for the mutual releases provided for in this Agreement, this Agreement, the Exhibits hereto and the agreements contemplated hereby are solely for the benefit of the parties hereto and are not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         Section 12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.8 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         Section 12.9 Annexes, Etc. The annexes shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         Section 12.10 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                                       IAT MULTIMEDIA, INC.


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       IAT AG


                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       IAT COMMUNICATION AG in formation,
                                       represented by Dr. Viktor Vogt


                                       By: _____________________________________
                                       Name:  Dr. Viktor Vogt
                                       Title: Founding Shareholder

                                       DR. VIKTOR VOGT

                                                                         Annex I
                                    ROYALTY SCHEDULE


Vision & Live 3.X                10%    on sales price of the
                                        software price in the
                                        systems
Vision & Live light              10%    ditto
MSI 2.X                          20%    on sales price of software
H.32X lib.                       20%    of sales price
Wonderboard                     DM 50.  --per piece sold
A4 Codec                        DM 50.  --per piece sold
Wavelet                          20%    on software sales price or
                                        customer license
Wavelet new products on          10%    on software sales price or
patent pending                          customer license

                               TRANSFER AGREEMENT

         This Transfer Agreement (the "Agreement") dated as of March 11, 1998 by and among IAT Multimedia, Inc., a corporation organized under the laws of Delaware ("IAT"), IAT AG, a corporation organized under the laws of Switzerland and wholly-owned subsidiary of IAT ("AG"), Dr. Viktor Vogt, a German citizen ("Dr. Vogt") and IAT Communication AG in formation, represented by one of its founding shareholders, Dr. Vogt ("Swiss Newco").

                              W I T N E S S E T H:

         WHEREAS, AG is selling and assigning all of the assets and certain of the liabilities of its subsidiary IAT Deutschland GmbH Interaktive Medien Systeme, a corporation organized under the laws of the Republic of Germany ("IAT Germany"), to IAT Communication Systems GmbH, a corporation organized under the laws of the Republic of Germany ("German Newco"), pursuant to the Umstrukturierungsvereinbarung (together with the agreements referred to therein, the "German Spinoff Agreement") dated as of March 5 and 6, 1998 by and among AG, IAT Germany, HIBEG and Dr. Vogt;

         WHEREAS, Dr. Vogt and AG wish to initially own approximately 70% and 15%, respectively, of the outstanding ordinary shares of Swiss Newco;

         WHEREAS, IAT believes that it is in the best interests of IAT to sell and assign the business and certain of the assets and liabilities of AG to Swiss Newco;

         WHEREAS, IAT wishes to sell and assign to Swiss Newco the business and certain of the assets of AG in exchange for the assumption by Swiss Newco of the Assumed Liabilities (as hereinafter defined) as specified in this Agreement; and

         WHEREAS, Swiss Newco is willing to assume such Assumed Liabilities and wishes to receive the business and certain of the assets of AG as specified in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound, the undersigned hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.1 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Accountants: Rothstein Kass & Company, the independent certified public accountants for IAT, and Giroud Treuhand AG, the independent certified public accountants for AG.

         Action: any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

         Assumed Liabilities: collectively, all of the Liabilities and other obligations of AG listed on Annex I hereto.

         Books and Records: the books and records of AG (or true and complete copies thereof), including all computerized books and records owned by AG, which relate principally to the Transferred Businesses and are necessary for Swiss Newco to operate the Transferred Businesses, including, without limitation, all such books and records relating to Employees, the purchase of materials, supplies and services, the sale of products by the Transferred Businesses or dealings with customers of the Transferred Businesses and all litigation files relating to any Action being assumed by Swiss Newco as part of the Assumed Liabilities.

         Conveyancing and Assumption Instruments: collectively, the various additional agreements, instruments and other documents, if any, to be entered into in order to effect the transfer to Swiss Newco of Transferred Assets, and the assumption by Swiss Newco of the Assumed Liabilities in the manner contemplated by this Agreement, each of which shall be in a form reasonably satisfactory to IAT.

         Employee: the Transfer Employees and any employee shown on the records of AG as being employed by AG and assigned to the Transferred Businesses as of the Transfer Date, including any laid-off Employee or any Employee on leave of absence.

         Indemnifiable Losses: with respect to any claim by an Indemnitee for indemnification authorized pursuant to this Agreement, all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnitee with respect to such claim.

         Indemnifying Party: any party who is required to indemnify any other person pursuant to this Agreement.

         Indemnitee: any party who is entitled to receive indemnification from an Indemnifying Party pursuant to this Agreement.

         Intellectual Property: all of the intellectual property of AG including, without limitation, all patents, patent applications, copyrights, licenses, trademarks, trademark registrations, service marks, service mark registrations, inventions, trade secrets.

         Liabilities: any and all debts, liabilities and obligations, whether or not accrued, contingent, known or unknown, or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         Retained Liabilities: all Liabilities and obligations of AG other than the Assumed Liabilities.

         Transfer: the transfer of the Transferred Assets and the assumption of the Assumed Liabilities.

         Transfer Date:  January 1, 1998.

         Transfer Employees: the employees of AG listed in Annex II hereto.

         Transferred Assets: collectively, all of the assets and properties of AG identified on Annex III hereto.

         Transferred Business: collectively, the Transferred Assets, the Assumed Liabilities and the business of AG related thereto.

                                    ARTICLE 2

                        TRANSFER AND RELATED TRANSACTIONS

         Section 2.1 The Transfer. Subject to the terms and conditions of this Agreement, the parties shall cause all of AG's right, title and interest in and to the Transferred Assets to be conveyed, assigned, transferred and delivered to Swiss Newco as of the Transfer Date, free and clear of all liens or encumbrances in favor of AG or IAT or their subsidiaries, and all of AG's duties, obligations and responsibilities under the Assumed Liabilities to be assumed by Swiss Newco. Such transfer and assumption shall be effected by means of this Agreement and, if necessary, the Conveyancing and Assumption Instruments which shall be executed and delivered by each of AG and Swiss Newco on or prior to the Closing Date (as hereinafter defined). Subject to Article 3 and Section 5.3 hereof, to the extent that any such conveyances, assignments, transfers and deliveries shall not have been so consummated on the Closing Date, the parties shall cooperate to effect such consummation as promptly thereafter as shall be practicable, it nonetheless being understood and agreed by all of the parties that none of them shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Article 2 to be consummated on or subsequent to the Closing Date. Whether or not all of the Transferred Assets or the Assumed Liabilities shall have been legally transferred to, or assumed by, Swiss Newco as of the Transfer Date, the parties agree that, as of the Transfer Date, Swiss Newco shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the Transferred Assets, together with all of AG's rights, powers and privileges incident thereto, and shall be deemed to have assumed all of the Assumed Liabilities and all of AG's and its subsidiaries' duties, obligations and responsibilities incident thereto in accordance with the terms of this Agreement.

         Section 2.2   Value.

         (a) AG will prepare, and the Accountants will audit, a statement of the value of the Transferred Assets and the Assumed Liabilities on the Books and Records as of the Transfer Date determined using Swiss generally accepted accounting principles.

         (b) To the extent that the book value of the Transferred Assets exceeds the book value of the Assumed Liabilities as of the Transfer Date, Swiss Newco will, on the Closing Date, give AG its three year note (the "Purchase Price Note"), denominated in U.S. Dollars, with an aggregate principal amount equal to the value of such difference, subject to Section 3.3. The Purchase Price Note will pay interest at the rate of 3% per annum, payable semi-annually on March 1 and September 1 beginning September 1, 1998. The Purchase Price Note will be due and payable on the third anniversary of the Closing Date. The Purchase Price Note may be pre-paid at any time without penalty.

         Section 2.3 Construction of Agreements. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent there shall be a conflict between the provisions of this Agreement and any Conveyancing and Assumption Instrument or other instrument of assumption entered into pursuant to this Agreement, the provisions of such Conveyancing and Assumption Instrument or other instrument of assumption entered into pursuant to this Agreement shall control.

         Section 2.4 Employees. Effective as of the March 1, 1998, Swiss Newco shall assume all obligations arising under any employment agreement or arrangement (written or oral) between IAT, AG or any of their subsidiaries and the Transfer Employees. IAT, AG and their subsidiaries, effective as of the Transfer Date, shall be indemnified by Swiss Newco from all obligations arising under such employment agreements or arrangements. No party shall, directly or indirectly, solicit the employment of any employees of the other party or its subsidiaries (other than as a result of a general solicitation for employment).

         Section 2.5 Compliance. The Transfer shall be effected in compliance with IAT's and AG's certificates of incorporation and by-laws and in material compliance with all applicable laws and shall be subject to obtaining all applicable consents, if any, of governmental entities.

                                    ARTICLE 3

                     ASSUMPTION AND RETENTION OF LIABILITIES

         Section 3.1 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly assumed by Swiss Newco pursuant to this Agreement or any other agreement contemplated by this Agreement, Swiss Newco assumes all Assumed Liabilities and agrees with AG to pay, perform and discharge in due course any and all Assumed Liabilities.

         Section 3.2 Retained Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly retained by AG pursuant to this Agreement or any other agreement contemplated by this Agreement, AG hereby agrees with Swiss Newco that AG shall pay, perform and discharge in due course any and all Retained Liabilities.

         Section 3.3 Liabilities Prior to the Closing Date and Assumption of New Obligations. AG shall pay the operating expenses of the business to be transferred to Swiss Newco and any Liabilities, including, without limitation, the salaries of employees, which become due and payable prior to the Closing Date. On and after the Closing Date, neither AG nor IAT shall be responsible for such operating costs. The principal amount of the Purchase Price Note shall be increased by the (i) pro-rata portion of any prepaid expenses and any portion of the Assumed Liabilities paid by AG prior to the Closing Date. A schedule of all such payments will be provided by AG at the Closing.

                                    ARTICLE 4

                  SURVIVAL; MUTUAL RELEASE AND INDEMNIFICATION

         Section 4.1 Survival. Except as specifically provided herein to the contrary, all covenants and agreements of the parties contained in this Agreement shall survive the Closing Date.

         Section 4.2 Pre-Incorporation Activities. IAT will indemnify the other founding shareholders of Swiss Newco for Swiss Newco's pre-incorporation activities.

                                    ARTICLE 5

                           CERTAIN ADDITIONAL MATTERS

         Section 5.1 Conveyancing and Assumption Instruments. In connection with the transfer, conveyance, assignment and delivery of the Transferred Assets and the assumption of Liabilities contemplated by this Agreement, AG and Swiss Newco agree to execute or cause to be executed by the appropriate parties and to deliver to each other, as appropriate, the Conveyancing and Assumption Instruments.

         Section 5.2 No Representations or Warranties. Each of Dr. Vogt and Swiss Newco understands and agrees that AG and IAT shall not be deemed or implied to be, representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any Transferred Assets or the Transferred Business or as to the legal sufficiency to convey title to any Transferred Assets or the execution, delivery and filing of the Conveyancing and Assumption Instruments, IT BEING AGREED AND UNDERSTOOD THAT ALL SUCH ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and that Swiss Newco shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that Swiss Newco's title to any such assets shall be other than good and marketable and free from encumbrances.

         Section 5.3   Further Assurances; Subsequent Transfers.

         (a) Each of Dr. Vogt, AG, IAT and Swiss Newco will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Closing Date, at the request of Swiss Newco, AG will execute and deliver to Swiss Newco such other instruments of transfer, conveyance, assignment and confirmation and take such action as Swiss Newco may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Swiss Newco and to confirm Swiss Newco's title to all of the Transferred Assets, to put Swiss Newco in actual possession and operating control thereof and to permit Swiss Newco to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and AG will take such actions as Swiss Newco may reasonably request in order to prepare and implement appropriate plans, agreements and arrangements for the Employees and Swiss Newco will execute and deliver to AG all instruments, undertakings or other documents and take such other action as AG may reasonably request in order to have Swiss Newco properly assume and discharge the Assumed Liabilities and relieve AG of any Liability or obligations with respect thereto and evidence the same to third parties, including, without limitation, any publication pursuant to Art. 181 of the Swiss Code of Obligations. Notwithstanding the foregoing, AG and Swiss Newco shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees (which expenses and fees shall be reimbursed by the requesting party).

         (b) The parties will use their commercially reasonable efforts to obtain any consent required to assign all agreements, leases, permits, licenses and other rights of any nature whatsoever relating to the Transferred Assets to Swiss Newco; provided, however, that neither AG nor IAT shall be obligated to pay any consideration therefor to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that IAT or AG is unable to obtain any such required consent, IAT or AG shall continue to be bound thereby and unless not permitted by law or the terms thereof, Swiss Newco shall pay, perform and discharge fully all the obligations of IAT or AG thereunder from and after the Transfer Date and indemnify IAT or AG for all Indemnifiable Losses arising out of such performance by Swiss Newco. IAT and AG shall, without further consideration therefor, pay, assign and remit to Swiss Newco promptly all monies, rights and other considerations received in respect of such performance. IAT and AG shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 7.3(b) only as reasonably directed by Swiss Newco and at Swiss Newco's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, IAT and AG shall promptly assign and novate all its rights and obligations thereunder to Swiss Newco without payment of further consideration and Swiss Newco shall, without the payment of any further consideration therefore, assume such rights and obligations.

         (c) The parties will use their commercially reasonable efforts to obtain any consent required to assign all agreements, leases, permits, licenses and other obligations of any nature whatsoever relating to the assumption of the Assumed Liabilities by Swiss Newco and the release of AG or IAT, as the case may be, as the obligor on the Assumed Liabilities; provided, however, that neither AG nor IAT shall be obligated to pay any consideration therefor to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that IAT or AG is unable to obtain any such required consent, IAT or AG shall continue to be bound thereby and unless not permitted by law, Swiss Newco shall pay, perform and discharge fully all the obligations of IAT or AG thereunder from and after the Transfer Date and indemnify IAT or AG for all Indemnifiable Losses arising out of such performance by Swiss Newco. IAT and AG shall exercise or exploit its rights and options under all such agreements, leases, licenses and other obligations and commitments referred to in this Section 7.3(c) only as reasonably directed by Swiss Newco and at Swiss Newco's expense. If and when any such consent shall be obtained or such agreement, lease, license or other obligation shall otherwise become assignable or able to be novated, IAT and AG shall promptly assign and novate all its rights and obligations thereunder to Swiss Newco without payment of consideration and Swiss Newco shall, without the payment of any further consideration therefore, assume such rights and obligations.

         Section 5.4   Sales and Transfer Taxes.

         (a) Swiss Newco, Dr. Vogt, IAT and AG agree to cooperate to determine the amount of sales, transfer or other taxes or fees (including, without limitation, all real estate, patent, copyright and trademark transfer taxes and recording fees) payable in connection with the transactions contemplated by this Agreement (the "Transaction Taxes"). AG agrees to file promptly and timely the returns for such Transaction Taxes with the appropriate taxing authorities and remit payment of the Transaction Taxes, and Swiss Newco will join in the execution of any such tax returns or other documentation and will promptly reimburse AG for the payment of the Transaction Taxes.

         (b) All payments, future royalties, license fees or any other charges and amounts mentioned in this Agreement are understood as being net of Swiss or foreign Value Added Tax. In case Swiss or foreign Value Added Tax has to be levied on these payments, royalties, license fees or any other charges and amounts mentioned in this Agreement, it is understood that the Value Added Tax at the pertinent rate will be added by the payor to the payments, royalties, license fees or any other charges and amounts mentioned in this Agreement.

                                    ARTICLE 6

                                   CONDITIONS

         Section 6.1 Conditions. The parties will consummate the Transfer on the Closing Date. The obligations of the parties to consummate the Transfer shall be subject to the fulfillment or waiver of each of the following conditions:

         (a) the Board of Directors of IAT shall have formally approved the Transfer;

         (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transfer shall be in effect;

         (c) each of the covenants and provisions in this Agreement required to be performed or complied with prior to the Closing Date shall have been performed or complied with; and

         (d) Swiss Newco shall have been formed and be properly registered with the Commercial Register of the Canton of Aargau.

         Any determination by the Board of Directors of IAT prior to the Closing Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Section shall be conclusive.

         Section 6.2   Closing Date.

         (a) The closing for the Transfer shall occur at 10:00 AM (New York time) on [Tuesday, March 17] 1998, or such other time as the parties may mutually agree (the "Closing Date").

         (b) On the Closing Date the parties will deliver

             (i) executed copies of the Conveyancing and Assumption Instruments, if any
             (ii) executed copies of all consents obtained pursuant to Section
                  7.3

         (c) On or before the Closing Date, Swiss Newco will deliver to its founding shareholders a statement that it is assuming all of its pre-incorporation liabilities.

         (d) On or before the Closing Date, AG will deliver the schedule referred to in Section 3.3 and a schedule showing the Assumed Assets and the Assumed Liabilities.

         Section 6.3 Notice. Promptly after the Closing Date, AG and Swiss Newco will publish, or cause to be published, the notices required pursuant to Art. 181 of the Swiss Code of Obligations.


                                    ARTICLE 7

                      GOVERNING LAW AND DISPUTE RESOLUTION

         Section 7.1 Mediation and Binding Arbitration. If a dispute arises between (i) IAT and AG, on the one hand, and (ii) Swiss Newco and Dr. Vogt, on the other hand, as to the interpretation or the implementation of this Agreement or any agreement entered into pursuant hereto, including, without limitation, any matter involving an Indemnifiable Loss, the parties agree to use the following procedures, in lieu of any party pursuing other available remedies and as the sole remedy, to resolve the dispute.

         Section 7.2 Initiation. A party seeking to initiate the procedures shall give written notice to the other parties describing briefly the nature of the dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

         Section 7.3 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the Mediation Rules (Schlichtungsverfahren) of the Zurich Chamber of Commerce and to bear equally the costs of the mediation.

         Section 7.4 Selection of Mediator. The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Zurich Chamber of Commerce or another mutually agreed-upon organization if they have been unable to agree upon such appointment within 20 days from the conclusion of the negotiation period.

         Section 7.5 Mediation. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days following the initial mediation session. If the parties are not successful in resolving the dispute through the mediation by the end of such 30-day period, then the parties agree to submit the matter to binding arbitration in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce, by a sole arbitrator selected in accordance with the provisions of Section 7.6 hereof.

         Section 7.6 Selection of Arbitrator. The parties shall have 10 days from the end of the mediation period to agree upon a mutually acceptable neutral person not affiliated with either of the parties to act as arbitrator. If no arbitrator has been selected within such time, an arbitrator shall be selected for the parties by the Zurich Chamber of Commerce.

         Section 7.7 Cost of Arbitration. The costs of arbitration shall be apportioned between the parties as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration.

         Section 7.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Switzerland (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

                                    ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1 Complete Agreement. This Agreement, including the Annexes and exhibits and the agreements and other documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         Section 8.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is given, on the day of transmission if sent via facsimile transmission to the facsimile number given below, on the expected delivery date for delivery by an overnight courier service or the Express Mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or on the fifth day after mailing provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

If to IAT or AG:

            Geschaftshaus Wasserschloss
            Aarestrasse 17
            CH-5300 Vogelsang-Turgi
            Switzerland
            Telecopy No.: 011-41-56-223-5023
            Attention: Jacob Agam

            with a copy to:

            Baker & McKenzie
            805 Third Avenue, Floor 30
            New York, NY 10022
            United States of America
            Telecopy No.: (212) 759-9133
            Attention: Francis Fitzpatrick

If to Swiss Newco:

            Geschaftshaus Wasserschloss
            Aarestrasse 17
            CH-5300 Vogelsang-Turgi
            Switzerland
            Telecopy No.: 011-41-56-223-5023
            Attention: Dr. Viktor Vogt

            with a copy to:

            Bernasconi & Bernasconi
            CH-8023 Zurich
            Kuttelgasse 1/Rennweg 25
            Telecopy No.: 011-41-1-212-53-54
            Attention: Dr. Bruno Bernasconi

If to Dr. Vogt:

            c/o IAT Communication AG
            Geschaftshaus Wasserschloss
            Aarestrasse 17
            CH-5300 Vogelsang-Turgi
            Switzerland
            Telecopy No.: 011-41-56-223-5023

            Attention: Viktor Vogt

            with a copy to:

            Bernasconi & & Bernasconi
            CH-8023 Zurich
            Kuttelgasse 1/Rennweg 25
            Telecopy No.: 011-41-1-212-53-54
            Attention: Dr. Bruno Bernasconi


Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

         Section 8.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

         Section 8.4 Termination. This Agreement may be terminated and the Transfer abandoned at any time prior to the Closing Date by and in the sole discretion of IAT without the approval of any other party. In the event of such termination, no party shall have any Liability of any kind to any other party.

         Section 8.5 Successor and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

         Section 8.6 No Third Party Beneficiaries. Except for the indemnification rights under this Agreement of any Indemnity in their capacity as such and except for the mutual releases provided for in this Agreement, this Agreement, the Exhibits hereto and the agreements contemplated hereby are solely for the benefit of the parties hereto and are not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.8 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         Section 8.9 Annexes, Etc. The annexes shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         Section 8.10 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


                                            IAT MULTIMEDIA, INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            IAT AG


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            IAT COMMUNICATION AG in formation,
                                            represented by Dr. Viktor Vogt


                                            By:_________________________________
                                            Name: Dr. Viktor Vogt
                                            Title:   Founding Shareholder

                                            DR. VIKTOR VOGT



                                            ____________________________________

                                                                         Annex I

                           LIABILITIES OF AG WHICH ARE
                               ASSUMED LIABILITIES
                               -------------------

                                                       Swiss Francs
                                                       ------------
          Accounts payable                              207,051.65
          Social security payable                        39,846.20
          Accrued liabilities                           151,274.75
                                                        ----------
                                                        398,172.60
          Loan payable Multimedia, Inc.                 130,486.90
                                                        ----------
                                                        528,659.50
                                                        ==========

                                                                        Annex II

                               TRANSFER EMPLOYEES



                              Germann Monica
                              Grandjean Michel
                              Hofstetter Rolf
                              Krumrey Ulrich
                              Lieberherr Elisabeth
                              Muller Franz
                              Paulus Czeslaw
                              Plaar Mirjam
                              Stockli Marc
                              Winter Andre
                              Yuksel Sema
                              Dr. Zurcher Hannes

                                                                       Annex III


                             ASSETS OF AG WHICH ARE
                               TRANSFERRED ASSETS
                               ------------------


                                                       Swiss Francs
                                                       ------------

          Inventories                                   228,000.00
          Equipment and Leasehold improvements          279,000.00
          Deposits and prepaid expenses                  21,659.50
                                                        ----------
                                                        528,659.50
                                                        ==========

                                      III-1

                                     IAT AG,
            Balance Sheet of the business of IAT AG - January 1, 1998


Acquisition Balance Sheet

ASSETS

Account
-------
            Fixed assets net off accumulated depreciation

14.0010     office furniture and machines                             60'000.00
14.0020     EDP hardware and software                                 79'000.00
14.0000     installations, assembly, and internal cable network      139'000.00
14.0035     demonstration systems                                      1'000.00
                                                                     ----------
                                                                     279'000.00
                                                                     ----------

            Inventory

1235        production material                                       20'500.00
1260        products IAT                                             135'500.00
1261        third party products                                      72'000.00
                                                                     ----------
                                                                     228'000.00
                                                                     ----------

            Deposits and prepaid expenses

1191        rent                                                      12'084.00
1191        electricity/BAG Turgi                                      1'000.00
1191        customs/custom authority Bern                              1'000.00
1191        leasing/car for Dr. Vogt, Franz Muller                     6'800.00
1300        other prepaid expenses                                       775.50
                                                                     ----------
                                                                      21'659.50
                                                                     ----------

TOTAL ASSTS                                                          528'659.50
                                                                     ----------

LIABILITIES

Account
-------
           Accounts payable for deliveries and services

2000
2001       (separate break down)
2002                                                              ----------
                                                                  207'051.65
                                                                  ----------

           Social security/pension fund

2010       mandatory - state retirement insurance                  13'927.25
                     - private retirement
2020       insurance                                               14'922.15
2030       occupational insurance                                   5'362.90
2050       tax withheld at source                                   5'633.90
                                                                  ----------
                                                                   39'846.20
                                                                  ----------
2300       Provisions

           Giroud (auditing annual balance)                        15'000.00
           Baker & McKenzie                                        33'000.00
           other legal - and consultancy expenses                  30'000.00
           telephone                                                9'500.00
           taxes                                                   32'100.00
           bonus MG/VV                                             25'000.00
           travel expenses                                          4'000.00
           others                                                   2'674.75
                                                                  ----------
                                                                  151'274.75
                                                                  ----------
2565       Loan IAT Multimedia Inc.                               130'486.90
                                                                  ----------

TOTAL LIABILITIES                                                 528'659.50
                                                                  ----------

                                    AGREEMENT

                          on the Acquisition of Assets

                                     between

transferring party: IAT AG, Aarestrasse 17, 5412 Gebenstorf/AG, represented by its director Franz Muller, Glattfelden and Monica Germann, Baden-Dattwil, holder of procuration, both authorized to sign jointly for the company

                                       and

acquiring party:    IAT Communication AG ("being established"), Aarestrasse 17,
                    5412 Gebenstorf/AG, represented by Dr. Viktor Vogt, Rieden bei Nussbaumen, acting as co-founder of the company, being in the process of incorporation.

                                      * * *

According to the arrangements stipulated in the Transfer Agreement between the parties dated March 13, 1998, namely its Sec. 2.1., 2.2., and attachments I and III, and the arrangements between IAT Multimedia, Inc. and Dr. Viktor Vogt, the parties enter into the following agreement:

IAT Communication AG takes over from IAT AG its business, comprised of parts of its assets in the amount of CHF 528'659.50 and parts of its liabilities in the amount of CHF 528.659.50 on the basis of the enclosed acquisition balance sheet "balance sheet of the business of IAT AG as of January 1st, 1998 (partial balance sheet of IAT AG, Gebenstorf)", that is an integral part of this agreement. This agreement shall be effective as of January 1, 1998. A consideration for the transfer is not due.

5412 Gebenstorf, March 18th 1998               5412 Gebenstorf, March 18th 1998


----------------------------                   -----------------------------
IAT AG                                         IAT Communications AG